Exhibit 10.33

DATED:
REAL ESTATE/084033-00006/ABC/JWXC L_LIVE_EMEA1:33711827v3
Lease

between

AG Commercial St. I.B.V. as Landlord DXI Limited as Tenant 8x8, Inc. as Tenant's Guarantor

and

One Commercial Street Management Company Limited as Management Company

relating to
Third Floor, Relay Building, 1 Commercial Street, London E1

Simmons & Simmons LLP   CityPoint   One Ropemaker Street   London   EC2Y 9SS   United Kingdom

T   +44 20 7628 2020   F   +44 20 7628 2070   DX Box No 12

CONTENTS

PART 1 : INTERPRETATION OF THIS LEASE		1
1.	Interpretation	1
PART 2 : CREATION OF THE LETTING AND RIGHTS AND RESERVATIONS		9
2.	Letting and term	9
3.	Rights and reservations	11
PART 3 : RENTS		13
4.	Rents	13
5.	Rent review	15
6.	Determination of disputes	17
PART 4 : INSURANCE		18
7.	Insurance obligations	18
PART 5 : TENANT'S COVENANTS		22
8.	Financial obligations	22
9.	Repair and redecoration	24
10.	Alterations	25
11.	Use of the Premises	27
12.	Assignment	29
13.	Underletting	31
14.	Sharing occupation, etc.	33
15.	Charging	33
16.	Notification of dispositions	33
17.	Legislation	34
18.	Third party rights	35
19.	Title matters	35
20.	End of the Term	36
PART 6 : LANDLORD'S COVENANTS AND MANAGEMENT COMPANY'S COVENANTS		38
21.	Landlord's obligations	38

i

PART 7 : SUPERIOR LEASES		39
22.	Superior Leases	39
PART 8 : SERVICES AND SERVICE CHARGE		40
23.	Services and Service Charge	40
PART 9 : GUARANTOR'S OBLIGATIONS		44
24.	Tenant's Guarantor	44
PART 10 : GENERAL PROVISIONS		44
25.	Tenant's option to renew	45
26.	Contractual rights of third parties	47
27.	Third party disputes	47
28.	Assignment of reversion	47
29.	Notices	47
30.	Law and jurisdiction	48
31.	Execution and delivery	48
SCHEDULE 1 : THE PREMISES		49
PART 1 : DEFINITION OF THE PREMISES		49
1.	Identification of the Premises	49
2.	Areas included in the Premises	49
3.	Areas excluded from the Premises	49
PART 2 : THE SERVICES SYSTEMS		50
SCHEDULE 2 : RIGHTS GRANTED		51
1.	Conduits	51
2.	Rights of access	51
3.	Support	51
4.	Signage	51
5.	Basement Facilities	52
SCHEDULE 3 : RIGHTS RESERVED		53
1.	Conduits and Services	53

2.	Building and Adjoining Premises	53
3.	Entry on to the Premises	54
4.	Support	54
5.	Fire escapes	55
6.	Superior Leases	55
SCHEDULE 4 : TITLE MATTERS		56
SCHEDULE 5 : GUARANTEE PROVISIONS		57
1.	Defined terms	57
2.	Effect of the Guarantee	58
3.	Postponement of rights	58
4.	Event of Default	59
SCHEDULE 6 : PROVISIONS FOR UNDERLETTING		61
PART 1 : TERMS OF THE UNDERLEASE		61
1.	General terms	61
2.	Fine or premium	61
3.	Rents	61
4.	Underlease term	61
5.	Tenant's Covenants	61
6.	Assignment and charging	61
7.	Subletting	62
8.	Sharing of occupation	62
PART 2 : UNDERTENANT'S COVENANTS		63
1.	Defined terms	63
2.	To observe terms of this Lease, etc	63
SCHEDULE 7 : SERVICES AND ITEMS OF EXPENDITURE		64
PART 1 : THE BUILDING SERVICES		64
PART 2 : THE OFFICE SERVICES		65
PART 3 : THE CHP SERVICES		66

PART 4 : ITEMS OF EXPENDITURE	66
SCHEDULE 8 : PROVISIONS REFERRED TO IN CLAUSE 25	69
APPENDIX 1 : BASE BUILD SPECIFICATION	69

LR1. Date of lease	22 June 2016
LR2. Title number(s)	LR2.1 Landlord's title number(s) EGL232876, EGL464570, AGL249526 and AGL315382
LR2.2 Other title numbers AGL249525, AGL240234 and AGL240244

LR3. Parties to this lease

Give full names and addresses of each of the parties. For UK incorporated companies and limited liability partnerships, also give the registered number including any prefix. For overseas companies, also give the territory of incorporation and, if appropriate, the registered number in the United Kingdom including any prefix.

Landlord AG COMMERCIAL ST. I.B.V. incorporated and registered in Netherlands (company registration number 000029897165) whose registered office is at Prinsengracht 919, 1017KD Amsterdam
Tenant DXI LIMITED registered in England and Wales (company registration number 7840563) whose registered office is 21 New Street, London EC2M 4HR.

Other parties

Tenant's Guarantor

8X8, INC. a Delaware corporation registered with corporation number 2676673 whose business office is at 2125 O'Nel Drive, San Jose, California 95131.

Management Company

ONE COMMERCIAL STREET MANAGEMENT COMPANY LIMITED registered in England and Wales (company registration number 07949192) whose registered office is First Floor-AG, 23 Saville Row, London W1S 2ET

LR4. Property	In the case of a conflict between this clause and the remainder of this lease then, for the purposes of registration, this clause shall prevail. The premises described in part 1 of schedule 1

v

LR5. Prescribed statements etc.

LR5.1 Statements prescribed under rules 179 (dispositions in favour of a charity), 180 (dispositions by a charity) or 196 (leases under the Leasehold Reform, Housing and Urban Development Act 1993) of the Land Registration Rules 2003.

Not applicable

LR5.2 This lease is made under, or by reference to, provisions of: Not applicable
LR6. Term for which the Property is lease	10 years from and including the Term Commencement Date to and including 21 June 2026.
LR7. Premium	None.
LR8. Prohibitions or restrictions on disposing of this lease	This lease contains a provision that prohibits or restricts dispositions.
LR9. Rights of acquisition etc.

LR9.1 Tenant's contractual rights to renew this lease, to acquire the reversion or another lease of the Property, or to acquire an interest in other land

Tenant's option to renew at clause 25 and Schedule 8.

LR9.2 Tenant's covenant to (or offer to) surrender this lease None
LR9.3 Landlord's contractual rights to acquire this lease None
LR10. Restrictive covenants given in this lease by the Landlord in respect of land other than the Property.	None
LR11. Easements	LR11.1 Easements granted by this lease for the benefit of the Property schedule 2
LR11.2 Easements granted or reserved by this lease over the Property for the benefit of other property schedule 3

LR12. Estate rentcharge burdening the Property	None
LR13. Application for standard form of restriction	None.
LR14. Declaration of trust where there is more than one person comprising the Tenant	Not applicable.

PARTICULARS

Date	22 June 2016
Landlord	The Landlord referred to in clause LR3 and the person from time to time entitled to the reversion immediately expectant on termination of the term.
Tenant	The Tenant referred to in clause LR3 or the person who is from time to time the Tenant under this Lease.
Tenant's Guarantor

The Tenant's Guarantor referred to in clause LR3 or if none is referred to Tenant's Guarantor means any guarantor or guarantors of the Tenant's obligations under this Lease from time to time and where the Tenant's Guarantor is an individual includes the Tenant's Guarantor's personal representatives.

Management Company	The Management Company referred to in clause LR3.
Authorised Use	The use of the Premises for office purposes within Class B1 of the Use Classes Order.
Break Date	22 June 2022.
Building	The building known as Relay Building, 1 Commercial Street, London E1 described in more detail in clause 1.1.
Declaration	A statutory declaration dated 20 June 2016 in a form complying with the requirements of Schedule 2 to the Order in response to the Notice.
Guarantor Declaration	A statutory declaration dated 20 June 2016 in a form complying with the requirements of Schedule 2 to the Order in response to the Guarantor Notice.
Guarantor Notice

A notice to the Tenant's Guarantor dated 17 June 2016 in a form complying with the requirements of Schedule 1 to the Order in relation to the tenancy to be entered into by the Tenant's Guarantor pursuant to paragraph 4.2 of Schedule 5 of this Lease.

Notice	A notice dated 17 June 2016 in a form complying with the requirements of Schedule 1 to the Order in relation to the tenancy created by this Lease.
Order	The Regulatory Reform (Business Tenancies) (England and Wales) Order 2003.
Premises	The Property referred to in clause LR4
Principal Rent

From and including the Term Commencement Date to and including 21 December 2017, the rent of one peppercorn per annum (if demanded); from and including the Rent Commencement Date, the rent of eight hundred and seventy five thousand two hundred and fifteen pounds (£875,215) per annum subject to review under clause 5.

1

Rent Commencement Date	22 December 2017.
Review Date	22 June 2021.
Term	The term of years referred to in clause LR6.
Term Commencement Date	22 June 2016.

This Lease creates a "new tenancy" for the purposes of the 1995 Act.

2

THIS LEASE is dated on the date set out in the Particulars and made

BETWEEN:

(1)           The Landlord;

(2)           The Tenant;

(3)           The Tenant's Guarantor; and

(4)           The Management Company.

THE PARTIES AGREE THAT:

PART 1 : INTERPRETATION OF THIS LEASE

1. Interpretation

1.1 Defined terms

In this Lease, unless the contrary intention appears:

"1954 Act" means the Landlord and Tenant Act 1954.

"1995 Act" means the Landlord and Tenant (Covenants) Act 1995.

"AC Energy" means the quantities of electricity and gas consumed from time to time by those elements of the Services Systems the function of which is the generation of hot water and chilled water for the operation of the air conditioning systems within the Building.

"Adjoining Premises" means any land, buildings or structures near or adjoining the Building in or over which the Landlord or any other person owns an estate or interest from time to time.

"Alterations" means any alterations, additions or other works to the Premises.

"Authorised Guarantee Agreement" means an authorised guarantee agreement for the purposes of s.16 of the 1995 Act.

"Base Specification" means the works detailed in the specification annexed to this Lease.

"Basement Car Park Lease" means the lease of basement premises, Ibis London City Hotel, 5 Commercial Street, London E1 6BF dated 12 September 2011 made between (1) Mangrove Securities Limited and (2) DK Holdings Limited which is registered at the Land Registry with title number AGL240244 and includes any documents supplemental to it.

"Building" means the building of which the Premises form part which is shown for identification edged blue on Plan A and:

(A) includes all Conduits from time to time within or leading to the Building which serve it and which do not form part of the public mains; and

(B) includes the Services Systems and all other landlord's fixtures forming part of the Building from time to time; and

(C) includes all additions, alterations and other works made to the Building from time to time (but only including the Alterations to the extent that the Tenant has given the Landlord full details of the same pursuant to clause 11.5(G)); and

(D) excludes any tenant's fixtures forming part of the Building from time to time.

"Building Services" means the services set out in Part 1 of Schedule 7.

"Business Hours" means the hours of 7 am to 7 pm Mondays to Fridays, excluding in each case all usual bank or public holidays, or such longer hours on those days and such hours on such other days as the Landlord may from time to time determine.

"CDM Regulations" means the Construction (Design and Management) Regulations 2015.

"CHP Services" means the services set out in Part 3 of Schedule 7.

"Conduits" means all conducting media and ancillary apparatus used for the passage or transmission of Utilities or used by the Service Systems.

"CRC" means the carbon reduction commitment and trading scheme established by the CRC Order.

"CRC Costs" means the aggregate of the costs incurred by the Landlord (or by any undertaking which is treated for the purposes of the CRC Order as being a member of the same group as the Landlord) whether directly or indirectly, wholly or in connection with or in relation to its obligations under the CRC Order, including without limitation registering and maintaining its registration as a participant in CRC; complying with the reporting requirements of CRC; and acquiring, financing, administering, and surrendering or recycling allowances in accordance with its obligations under the CRC Order.

"CRC Net Costs" means the excess of the CRC Costs over such amount as is received by the Landlord (or by any undertaking which is treated for the purposes of the CRC Order as being a member of the same group as the Landlord) for the surrender or recycling of allowances pursuant to the CRC Order in any Accounting Period (as defined in clause 23.1).

"CRC Order" means the CRC Energy Efficiency Scheme Order 2010.

"Current Guarantor" means someone who, immediately before a proposed assignment, is either a guarantor of the Tenant's obligations under this Lease or a guarantor of the obligations given by a former tenant of this Lease under an Authorised Guarantee Agreement;

"DEC" means Display Energy Certificate as defined in the EPC Regulations;

"Energy Centre" means the energy centre from which Heat is supplied (inter alia) to the Premises

"Energy Charge" means the cost of that proportion of AC Energy attributable to the provision of hot water and chilled water to the air conditioning systems serving the Premises as evidenced by meters installed for the purpose of measuring such proportion or as reasonably determined by the Landlord or the Management Company based on the tariff to be set by the Landlord or the Management Company such cost to include:

(A) the standing charges, meter rents and the costs of metered units and all other existing and future levies, costs and taxes payable in respect of that provision of that AC Energy; or

(B) the reasonable and proper administrative costs in connection with that provision of energy.

"Energy Documents" means all or any (as relevant) of the EPC, the DEC and the Recommendation Report;

"EPC" means Energy Performance Certificate as defined in the EPC Regulations;

"EPC Policy" means the Landlord's reasonable policy (if any) for energy efficiency for the Property as revised from time to time;

"EPC Rating" means the operational rating asset rating or energy efficiency rating accorded to the Property in the EPC (in accordance with the Regulations);

"EPC Regulations" means the Energy Performance of Buildings (Certificates and Inspections) (England and Wales) Regulations 2007 (as amended and supplemented from time to time);

"Event of Insolvency" means any of the following:

(A) the Tenant is deemed to be unable to pay its debts under s.123 Insolvency Act 1986 (if a company) or s.268 Insolvency Act 1986 (if an individual); or

(B) proceedings are taken against the Tenant or the Tenant makes any agreement, arrangement, scheme or composition with its creditors, including a voluntary arrangement under part I (if a company) or part VIII (if an individual) of the Insolvency Act 1986; or

(C) if the Tenant is a company:

(1) it has an administration order made against it under the Insolvency Act 1986 or a petition is presented or made; or

(2) notice of intention to appoint an administrator is given; or

(3) an administrator is appointed; or

(4) a resolution is passed approving the presentation of any such petition, the making of any such application or appointment of an administrator; or

(D) if the Tenant is an individual, a bankruptcy petition against him is presented to the Court, he has a bankruptcy order made against him or he is otherwise adjudged to be bankrupt; or

(E) any step is taken to enforce security over or to obtain possession of the Premises of the Tenant including the appointment of an interim receiver, receiver, administrative receiver (in the case of a debenture to which the Tenant is a party created before 15 September 2003); or

(F) if the Tenant is a company, any step is taken by any person, including the Tenant, with a view to the winding up, whether solvent or insolvent, of the Tenant, or the Tenant ceases to carry on all or a material part of its business, except for and followed by a reconstruction, amalgamation, reorganisation, merger or consolidation of the Tenant while solvent; or

(G) in respect of a Tenant incorporated or resident in a jurisdiction outside England and Wales, any event or circumstance occurs which under the laws of that jurisdiction has an analogous or equivalent effect to any of the Events of Insolvency defined in this definition; or

(H) any of the Events of Insolvency defined in this definition occur in relation to any guarantor of the Tenant.

"Expiry of the Term": the date of the expiration (but not of any sooner determination) of the Term;

"Fit-Out Guide" means the Cushman & Wakefield Guide to Sustainable Office Fit-Out for the Building (October 2015) a copy of which was supplied to the Tenant before it became bound to enter into this Lease and/or any other reasonable fit-out regulations made by the Landlord or the Management Company at any time.

"Ground Floor Corridor Lease" means the lease of ground floor, Ibis London City Hotel, 5 Commercial Street, London E1 6BF dated 12 September 2011 made between (1) Mangrove Securities Limited and (2) Julius Properties Limited which is registered at the Land Registry with title number AGL240234 and includes any documents supplemental to it.

"Group Company" means, in relation to any company, another company which is a member of the same group of companies as that company within the meaning of s.42 of the 1954 Act.

"Hazardous Material" means any substance, whether in solid, liquid or gaseous form, which is or may become a pollutant or which is hazardous, toxic, radioactive, noxious, corrosive or caustic.

"Health and Safety File" means any health and safety file required by the CDM Regulations.

"Heat" means heat generated from the Heat Installations to be supplied to the Premises and other parts of the Building.

"Heat Charge" means the costs (excluding the Standing Charge) of providing Heat to the Premises as evidenced by meters installed for the purpose of measuring such proportion or as reasonably determined by the Landlord or the Management Company based on the tariff to be set by the Landlord or the Management Company.

"Heat Installations" means the Energy Centre together with the network of pipes, wires and other ancillary plant and equipment that transfer Heat from the Energy Centre to the Building (including the Premises) together with all connected meters and monitoring equipment.

"Insurance Event" means any damage or destruction of the Building by any of the Insured Risks which at the date of such damage or destruction is covered by any policy of insurance maintained by the Landlord under this Lease.

"Insurance Excess" means such amounts, if any, which are stated in any insurance policy maintained by the Landlord as being not payable to the insured in respect of the first part of any loss resulting from the happening of any of the Insured Risks.

"Insurance Rent" means the sums payable by the Tenant to the Landlord under clause 7.4.

"Insured Risks" means, so long as cover is available from time to time with reputable insurance offices in the United Kingdom or through underwriters at Lloyd's on reasonable commercial terms and subject to the Insurance Excesses, exclusions and conditions of such cover, the following risks: fire; subterranean fire; lightning; storm; tempest; flood; explosion; bursting or overflowing of water tanks, apparatus or pipes or the escape of water from any of them; aircraft or other aerial devices or articles dropped or falling from any of them; riot; civil commotion; malicious damage; impact; earthquake; Terrorist Activity; heave; subsidence and such other risks which the Landlord reasonably requires from time to time.

"Landlord's Covenants" means the obligations in this Lease to be complied with by the Landlord.

"Lease" means this lease and any document which is supplemental to it.

"Lettable Areas" means those parts of the Building let or designed to be let to occupational tenants excluding:

(A) any parts used or designed to be used by persons responsible for the provision of public utilities in connection with the carrying out of their statutory duties; and

(B) accommodation from time to time reserved in the Building for staff engaged in or employed in connection with the provision of the Services.

"LUL Lease" means the lease of airspace and structures above Aldgate East Underground Station, Whitechapel High Street, London dated 13 January 2012 made between (1) London Underground Limited and (2) Redrow Homes Limited which is registered at the Land Registry with title number AGL249526 and includes any documents supplemental to it.

"Main Structure" means:

(A) all structural or loadbearing walls, columns, slabs, joists and beams forming part of the Building, its foundations and roofs and all external parts of the Building the repair and maintenance of which are not the responsibility of tenants or other occupiers of the Building; and

(B) all party structures, boundary walls and railings, if any, within the boundaries of the Building; and

(C) all parts of the Building reserved for the housing of the Services Systems or otherwise required or used for the provision of the Services; and

(D) the Services Systems; and

(E) the basement car park and storage area (including the areas demised by the Ground Floor Corridor Lease and the Basement Car Park Lease).

"Management Company's Covenants" means the obligations in this Lease to be complied with by the Management Company.

"Office Common Parts" means the entrance halls, corridors, staircases, landings, lift lobbies, lifts, passages, lavatories, storerooms, service areas, loading areas, car parking areas, storage areas and other areas in or forming part of the office parts of the Building from time to time intended for the common use of more than one office tenant or office occupier but for the avoidance of doubt this excludes the Main Structure;

"Office Services" means the services set out in Part 2 of Schedule 7.

"Outgoings" means any rates, taxes, charges, and outgoings from time to time assessed or charged on the Premises or payable by the owner or occupier of them and includes a proper proportion, to be determined by the Landlord acting reasonably, of any amounts assessed, charged or payable in respect of the Building.

"Particulars" means the Particulars at the front of this Lease.

"Plans" means the plans annexed to this Lease and marked "Plan A" and "Plan B" and references to individual Plans are to the Plans so marked.

"Planning Acts" means the planning Acts defined in s.336 Town and Country Planning Act 1990 together with the Planning and Compensation Act 1991 and any other Statute relating to town and country planning.

"Prescribed Rate" means four per cent per annum above the base rate for the time being of Barclays Bank PLC or such other clearing bank as the Landlord may nominate or, if the clearing banks cease to publish a base rate, four per cent per annum above such reasonably comparable rate of interest as the Landlord may determine.

"Quarter Days" means 25 March, 24 June, 29 September and 25 December.

"Rating Proposal" means any proposal made to agree the rateable value of or amend the non-domestic rating list in respect of the Premises or the Building.

"Recommendation Report" means the recommendation report accompanying the EPC issued in accordance with the EPC Regulations.

"Rents" mean the rents payable under clause 4.1.

"Residential Common Parts" means the entrance halls, corridors, staircases, landings, lift lobbies, lifts, passages, lavatories, storerooms, service areas, loading areas, car parking areas, storage areas and other areas in or forming part of the residential parts of the Building from time to time intended for the common use of more than one residential tenant or residential occupier or which are not designed to be let to occupational tenants but for the avoidance of doubt this excludes the Main Structure;

"Retained Parts" means all parts of the Building which do not comprise;

(A) Lettable Areas;

(B) the Office Common Parts; and

(C) the Residential Common Parts;

(D) and includes the Main Structure.

"Service Charge" means the sums payable by the Tenant under clause 23.3.

"Services" means the Building Services, the Office Services and the CHP Services.

"Services Systems" means all electrical and mechanical apparatus, plant, machinery and equipment installed in the Building from time to time, including those listed in Part 2 of schedule 1, used for the provision of services and facilities within or to the Building but excludes any installed by the Tenant or any other tenant or occupiers of the Building which are tenant's fixtures.

"Standing Charge" means the administrative charges for billing of the Heat Charge and a provision for bad debt for non-payment of the Heat Charge.

"Statute" means every Act of Parliament, including any named in this Lease, in force during the Term together with all other legislation having effect in England and Wales.

"Superior Landlords" means the landlords for the time being of the Superior Leases.

"Superior Leases" means the LUL Lease, the TFL Leases, the Basement Car Park Lease and the Ground Floor Corridor Lease.

"Tenant's Covenants" means the obligations in this Lease to be complied with by the Tenant.

"Terrorist Activity" means any act of any person or persons acting on behalf of or in connection with any organisation, including any association or combination of persons, which carries out activities directed towards the overthrowing or influencing by force or violence of Her Majesty's Government in the United Kingdom or any other government de jure or de facto.

"TFL Leases" means:

(A) the lease of airspace and structures above 1 Commercial Street, London E1 6BF dated 13 January 2012 made between (1) Transport for London and (2) Redrow Homes Limited which is registered at the Land Registry with title number AGL249525 and includes any documents supplemental to it; and

(B) the supplemental lease of airspace and structures above 1 Commercial Street, London E1 6BF dated 23 June 2014 made between (1) Transport for London and (2) Redrow Homes Limited which is registered at the Land Registry with title number AGL315382 and includes any documents supplemental to it at the date of this Lease.

"Uninsured Risk" means an Insured Risk against which insurance is not or ceases to be obtainable for such risks on normal commercial terms in the London insurance market at reasonable commercial rates generally available in the London insurance market for a property of the type, size and location as the Building or an Insured Risk not covered by any policy of insurance maintained by the Landlord under this Lease.

"Use Classes Order" means the Town and Country Planning (Use Classes) Order 1987 as at the date of this Lease.

"Utilities" means the drainage of surface water and sewage and the supply or transmission of electricity, gas, telecommunications, water or any other services or supplies made to or consumed in the Building.

"Value Added Tax" includes any future tax of a like nature.

1.2 The Particulars

The Particulars form part of this Lease and words and expressions defined in the Particulars shall be treated as defined terms in this Lease.

1.3 Construction

In this Lease, unless the contrary intention appears:

(A) references to Statute include references to:

  that Statute as amended or re-enacted or as other Statutes modify its application from time to time; and

  any subordinate legislation made or to be made under that Statute; and

(B) references to clauses or schedules are references to clauses in or schedules to this Lease and references to paragraphs are references to paragraphs in the schedule in which those references are made; and

(C) references to the singular include the plural and vice versa; and

(D) references to the parties include their successors in title; and

(E) references to persons include individuals, companies, firms, partnerships, government bodies or agencies and corporations sole and aggregate; and

(F) references to the masculine gender include the feminine and the neuter genders and vice versa; and

(G) references to an indemnity mean an indemnity against all actions, claims, demands and proceedings made against the Landlord and all costs, expenses, liabilities and losses incurred directly or indirectly by the Landlord and "indemnify" and "indemnified" shall be construed in the same way; and

(H) references to the Premises, the Building and Adjoining Premises include any part of them; and

(I) references to the end of the Term include the determination of the Term before the end of the Term; and

(J) where the Tenant requires the consent of the Landlord to any Alterations, any change of the Authorised Use or any assignment or any underletting, such consent shall not be effective unless given by way of a formal licence executed as a deed; and

(K) any reference to the date of assignment shall mean the date of the deed of assignment or transfer of this Lease and any covenants given to the Landlord on any assignment of this Lease shall take effect from such date; and

(L) any obligation on the Tenant includes an obligation on the Tenant to ensure that any person deriving title under the Tenant and its and their agents, employees, licensees and any other person under its or their control comply with that obligation and any reference to an act or default of the Tenant includes the act or default of those persons; and

(M) any obligation on the Tenant not to do an act or thing includes an obligation not to permit or allow that act or thing to be done; and

(N) any obligations entered into by more than one person in this Lease are entered into jointly and severally; and

(O) the headings shall not affect the interpretation of this Lease; and

(P) if any provision in this Lease is held to be illegal, void, invalid or unenforceable for any reason, the legality, validity and enforceability of the remainder of this Lease shall not be affected.

PART 2 : CREATION OF THE LETTING AND RIGHTS AND RESERVATIONS

2. Letting and term

2.1 Creation of the Term

The Landlord lets the Premises to the Tenant for the Term reserving the Rents.

2.2 Re-entry

The Landlord shall be entitled to re-enter the Premises or any part of them and by so doing end this Lease if:

(A) the Rents or any part of them remain unpaid twenty one days after becoming payable, whether formally demanded or not; or

(B) the Tenant does not comply with the Tenant's Covenants; or

(C) there is an Event of Insolvency; or

(D) any process of distress, execution or similar process is levied against any of the assets and undertaking of the Tenant; or

(E) the Tenant or any guarantor of the Tenant, if a company, changes the liability of its shareholders from limited to unlimited or vice versa.

2.3 Termination on destruction

(A) If an Insurance Event damages or destroys the whole or substantially the whole of the Premises or renders them inaccessible and:

  they have not been reinstated and made accessible within three (3) years and six (6) months of its occurrence then if the Landlord or the Tenant serves not less than six months' prior written notice on the other, this Lease shall end on the date the notice takes effect; or

  they have not been reinstated and made accessible within four years of its occurrence then if the Landlord or the Tenant serves written notice on the other, this Lease shall end on the date the notice takes effect;

  unless in either case clauses 2.3(B) or 2.3(B) apply, and the Landlord shall be entitled to retain for its own benefit all insurance moneys received or receivable under any policy of insurance maintained by it.

(B) If any insurance moneys have been withheld in whole or in part due to the act or default of the Tenant, any notice served by the Tenant under clause 2.3(A)(1) shall be ineffective unless the Tenant has complied with clause 7.11.

(C) If the Premises have been reinstated and made accessible by the date any notice served by the Tenant under clause 2.3(A)(1) expires, this Lease shall not end.

Any dispute about the operation of this clause 2.3 shall be submitted at the request of the Landlord or the Tenant to the decision of a single arbitrator under the Arbitration Act 1996.

2.4 Break clause

(A) The Tenant may end this Lease on the Break Date by serving written notice of at least nine (9) months on the Landlord. This Lease shall then end on the Break Date if:

  there are no outstanding substantial breaches of the Tenant's Covenants on the Break Date of which the Landlord has given notice to the Tenant and given the Tenant a reasonable opportunity to remedy that breach; and

  the Tenant has paid all the Rents due under this Lease up to and including the Break Date; and

  on the date the Tenant serves notice on the Landlord under this clause 2.4 the Tenant pays to the Landlord in addition to any other sums due under this Lease the sum of Four Hundred and Thirty Seven Thousand Six Hundred and Seven Pounds and Fifth Pence (£437,607.50) (plus VAT if applicable); and

  on the Break Date the Tenant returns the Premises to the Landlord free of occupation and with no subsisting subleases unless the Landlord in its absolute discretion elects in writing to waive these conditions to the ending of this Lease.

(B) If the Lease ends on the Break Date and the Tenant has paid any Principal Rent and/or Insurance Rent in relation to the period falling after the Break Date then, within 14 days after the Break Date, the Landlord shall refund such sums to the Tenant (the apportionment of which shall be from and including the date after the Break Date).

(C) Where the title to this Lease is registered at Land Registry, on or before the Break Date the Tenant shall provide the Landlord with evidence which will satisfy the Chief Land Registrar that the title to this Lease can be closed.

2.5 Exclusion of Sections 24 to 28 Landlord and Tenant Act 1954

In relation to the 1954 Act:

(A) the Tenant confirms that before it entered into the tenancy created by this Lease or became contractually bound to do so:

  the Landlord served on the Tenant the Notice; and

  the Tenant, or a person duly authorised by the Tenant, made the Declaration; and

  where the Declaration was made by a person other than the Tenant, the declarant was duly authorised by the Tenant to make the Declaration on the Tenant's behalf; and

(B) the Landlord and Tenant agree to exclude the provisions of ss24 to 28 (inclusive) of the 1954 Act in relation to the tenancy created by this Lease.

(C) the Tenant's Guarantor confirms that before this Lease was entered into:

  the Landlord served on the Tenant's Guarantor the Guarantor Notice applying to the tenancy to be entered into by the Tenant's Guarantor pursuant to paragraph 4.2 of Schedule 5 of this Lease; and

  the Tenant's Guarantor, or a person duly authorised by the Tenant's Guarantor, made the Guarantor Declaration; and

  where the Guarantor Declaration was made by a person other than the Tenant's Guarantor, the declarant was duly authorised by the Tenant's Guarantor to make the Guarantor Declaration on the Tenant's Guarantor behalf; and

(D) the Landlord and the Tenant's Guarantor agree to exclude the provisions of ss24 to 28 (inclusive) of the 1954 Act in relation to the tenancy to be entered into by the Tenant's Guarantor pursuant to paragraph 4.2 of Schedule 5 of this Lease.

2.6 Effect of termination

When this Lease ends it shall be without prejudice to any outstanding liabilities of any party to any other party.

3. Rights and reservations

3.1 Rights granted

The Landlord lets the Premises together with the rights set out in schedule 2:

(A) so far as the Landlord has the power to grant them; and

(B) for the benefit of the Tenant and any person deriving title under the Tenant; and

(C) in common with the Landlord and all others authorised by it, unless otherwise stated in schedule 2; and

(D) subject to the right of the Landlord to interrupt, modify or end these rights without any liability to the Tenant if it grants the Tenant such alternative rights as may be necessary for the proper use and enjoyment of the Premises.

3.2 Reservations in the Superior Leases

The Premises are let subject to the rights, for the benefit of the Superior Landlords and all others authorised by it, over the Premises set out in the Second Schedule to the TFL Lease and in the Second Schedule to the LUL Lease.

3.3 Rights reserved

The Landlord reserves throughout the Term to itself, the Management Company, any superior landlord and all others authorised by it the rights over the Premises set out in schedule 3 which may be exercised without any liability to the Tenant beyond that set out in schedule 3 and the Tenant shall not prevent or interfere with the exercise of these rights.

3.4 Title matters

The Premises are let subject to the title matters set out in schedule 4 and all other easements, covenants, privileges and rights enjoyed over or against the Building so far as any of them are still subsisting and capable of taking effect.

3.5 No implied or prescriptive rights

(A) section 62 Law of Property Act 1925 shall not apply to this Lease; and

(B) the Tenant shall not be entitled to the benefit of or to claim or enforce against the Landlord or any other person any covenant, right, agreement, privilege or easement in respect of the Premises, the Building or any Adjoining Premises except those expressly granted in clause 3.1; and

(C) any other right from time to time enjoyed by the Tenant in respect of the Premises, the Building or any Adjoining Premises shall be enjoyed by the consent of the Landlord, terminable at any time by notice in writing to the Tenant and without any liability to the Tenant.

3.6 No benefit of covenants and conditions

Nothing in this Lease shall give the Tenant any right to claim or enforce against the Landlord or any other person or to receive the benefit of any covenant, term or condition in any lease (other than this Lease), deed or document relating to the Premises, the Building or any Adjoining Premises.

3.7 Use of the Building and Adjoining Premises

Nothing in this Lease shall limit or affect the rights of:

(A) the Landlord in relation to the remainder of the Building; or

(B) the Landlord or any other person in relation to any Adjoining Premises to use or otherwise deal with the remainder of the Building and any Adjoining Premises in such manner and for any purpose as it wishes provided that there is no material detriment to the Tenant's use or enjoyment of the Premises in accordance with the terms of this Lease.

PART 3 : RENTS

4. Rents

4.1 Rents payable

During the Term the Tenant shall pay to the Landlord and (where required) to the Management Company by way of rent without any abatement, counterclaim, deduction, reduction or set-off whatsoever unless required to do so by any Statute:

(A) the Principal Rent by equal quarterly payments in advance on the Quarter Days which, if the Landlord requires, shall be paid by banker's standing order; and

(B) the Insurance Rent, which shall be payable within fourteen days of demand; and

(C) the Service Charge and the other sums referred to in clause 23 at the times and in the manner set out in clause 23; and

(D) the Heat Charge, which shall be payable within fourteen days of demand; and

(E) the Standing Charge, which shall be payable within fourteen days of demand; and

(F) the Energy Charge, which shall be payable within fourteen days of demand; and

(G) any other sums expressed to be payable as additional rent under this Lease, which shall be payable within fourteen days of demand.

4.2 First payment of Principal Rent

Principal Rent for the period from and including the Rent Commencement Date to the next Quarter Day shall be paid on the Rent Commencement Date.

4.3 Payment of Insurance Rent and Service Charge

Insurance Rent and Service Charge shall be payable from and including the Term Commencement Date.

4.4 Value Added Tax

Each sum payable by the Tenant under this Lease shall be treated as being exclusive of Value Added Tax. The Tenant shall pay as additional rent any Value Added Tax properly demanded by the Landlord or the Management Company (and upon receipt of payment of such VAT the Landlord or the Management Company (as applicable) shall provide a valid VAT invoice to the Tenant):

(A) on the Rents; and

(B) on any supply made by the Landlord or the Management Company under this Lease; and

(C) on any supply made to the Landlord or the Management Company or any other person that the Tenant covenants to reimburse, but only to the extent that the person to whom the supply was made is unable to recover the Value Added Tax.

4.5 Overpayment of Value Added Tax

If any amount paid by the Tenant to the Landlord or the Management Company in respect of Value Added Tax was not properly chargeable:

(A) if the prescribed VAT accounting period of the Landlord or the Management Company in which the Value Added Tax was charged has not ended, the Landlord or the Management Company shall repay the Valued Added Tax promptly to the Tenant; and

(B) if the prescribed VAT accounting period of the Landlord or the Management Company in which the Value Added Tax was charged has ended, the Landlord or the Management Company shall use reasonable endeavours, to obtain the repayment of the Value Added Tax as soon as possible. Upon receipt of the repayment, the Landlord or the Management Company shall repay the amount recovered promptly to the Tenant.

4.6 Interest on late payments

The Tenant shall pay as additional rent interest on any sums due to the Landlord or the Management Company which are not paid on the due date for payment. Interest shall be calculated at the Prescribed Rate, both before and after any judgment, from the due date for payment to the date on which payment is made. It shall accrue on a daily basis and be compounded on the Quarter Days.

4.7 Due date for payment

If the Tenant breaches any of the Tenant's Covenants, the due date for payment of any sums incurred by the Landlord or the Management Company which the Tenant covenants to reimburse as a result of that breach shall be deemed to be the date upon which the Landlord or the Management Company first incurred them.

4.8 Suspension of rent

The following provisions shall apply following an Insurance Event which renders the Premises unfit for occupation and use or inaccessible:

(A) the Principal Rent and the Service Charge or a proper proportion according to the extent of the damage or destruction, shall be suspended except to the extent that any insurance moneys are withheld due to the act or default of the Tenant; and

(B) the period of suspension shall be from the date of the Insurance Event until the earlier of:

  the date when the Premises are reinstated and made accessible or;

  the date on which the period covered by the Landlord's loss of rent insurance expires; and

(C) any dispute about the operation of this clause 4.8 shall be submitted at the request of the Landlord or the Tenant to the decision of a single arbitrator under the Arbitration Act 1996.

4.9 Waiver of breaches

If there is any breach of the Tenant's Covenants which the Landlord reasonably believes to be material and it refrains from demanding or accepting payment of the Rents or any other sums due under this Lease, the Tenant shall pay interest to the Landlord on those amounts until the date on which the Landlord accepts payment of them and otherwise on the basis set out in clause 4.6.

5. Rent review

5.1 Defined terms

In this clause 5:

"Assumptions" means the following matters to be assumed at the Review Date:

(A) if the Building has been damaged or destroyed, it has been reinstated; and

(B) the Building and any Conduits within or serving it are in a good state of repair and condition and the Building is accessible; and

(C) the Services Systems are in good working order and the Building has the benefit of all the Services; and

(D) the Premises are accessible and ready to be fitted out by a willing tenant with the Landlord having provided the Base Specification at its own cost and expense; and

(E) the Premises may lawfully be used for the Authorised Use; and

(F) all licences and consents required are in force and available to a willing tenant on the Review Date; and

(G) all the Tenant's Covenants have been complied with; and

(H) there is no Statute limiting the amount of rent payable in respect of the Premises or non-residential property generally.

"Disregards" means the following matters to be disregarded at the Review Date:

(A) any effect on the rent of the goodwill of the business carried on in the Premises and of the occupation of the Premises by the Tenant, any permitted undertenant or other lawful occupier; and

(B) any Alterations carried out at the sole cost of the Tenant or any permitted undertenant which would increase the rent payable unless they were made pursuant to an obligation to the Landlord under this Lease or in breach of its terms; and

(C) any Alterations which would reduce the rent payable; and

(D) any effect on the rent of any obligation to reinstate Alterations; and

"Market Rent" means the rent which would reasonably be expected to become payable under a Notional Lease after any Rent Concession under that lease has expired or has been received by the willing tenant and on the basis that the Assumptions and Disregards apply.

"Notional Lease" means a lease of the whole of the Premises granted:

(A) in the open market; and

(B) on the Review Date with vacant possession; and

(C) by a willing landlord to a willing tenant; and

(D) without the Landlord receiving a fine or premium for the grant of the lease; and

(E) for a term equal to ten years commencing on the Review Date, with a rent review on the fifth anniversary of the Review Date; and

(F) having as the Authorised Use office use within Class B1 of the Use Classes Order; and

(G) otherwise on the terms of this Lease, as at the Review Date, including this clause 5, but excluding clause 2.4 and also excluding the amount of the Principal Rent payable and any rent free period or period of reduced or concessionary rent, capital payment or any other inducement of whatever nature allowed or given to the Tenant at the commencement of or otherwise in relation to this Lease.

"Rent Concession" means any rent free period or period of reduced or concessionary rent, in each case commencing on the Review Date, or any capital payment or other inducement which, in any such case, might reasonably be expected to be allowed or given to reflect the period reasonably required by a willing tenant to fit out the Premises in accordance with the practice of the open market on the Review Date.

"Revised Rent" means the amount of Principal Rent payable from and including the Review Date.

"Valuer" means an independent chartered surveyor of at least ten years' standing who is experienced in the letting and valuation of property similar to the Premises and in the same area as them who shall be appointed and act in accordance with clause 6.

5.2 Basis of the review

On the Review Date the Principal Rent shall be reviewed to the higher of the Principal Rent reserved before the Review Date and the Market Rent.

5.3 Agreeing the Revised Rent

In the absence of agreement between the Landlord and the Tenant, a Valuer shall determine the Revised Rent, but no Valuer may be appointed before the date which is two months before the Review Date and the Valuer shall not determine the Revised Rent before the Review Date.

5.4 Rent pending determination

Until the Revised Rent is agreed or determined, the Tenant shall continue to pay the Principal Rent reserved before the Review Date.

5.5 Payment of Revised Rent

Within fourteen days of the Revised Rent being agreed or determined, the Tenant shall pay to the Landlord any increase in the Principal Rent together with interest on such increase at two per cent below the Prescribed Rate calculated from and including each Quarter Day on which each instalment of the increased rent would have been payable had the Revised Rent been agreed or determined on or before the Rent Review Date.

5.6 Rent review memorandum

Following the agreement or determination of the Revised Rent, the Landlord and the Tenant and any guarantor of the Tenant shall sign a memorandum recording that the Revised Rent is the Principal Rent payable from and including the Review Date. The parties shall be responsible for their own costs and expenses for this.

5.7 Statutory restrictions

If any Statute prevents the Principal Rent being reviewed on the Review Date or restricts the Landlord's right to receive the whole or any part of the Principal Rent following the rent review, when that Statute ceases to have that effect the Landlord may require the Principal Rent to be reviewed before the next Review Date or (if there is no next Review Date) before the end of the Term by serving not less than one month's prior written notice on the Tenant. The Principal Rent shall then be reviewed on the date when that notice expires on the terms of this clause 5 and that date shall be a Review Date.

5.8 Time not of the essence

Nothing in this Lease nor any act or default of the parties in relation to any review of the Principal Rent shall make time of the essence in relation to the operation of this clause 5.

6. Determination of disputes

6.1 Appointment of the Valuer

The Valuer shall be appointed by agreement between the Landlord and the Tenant or, in the absence of agreement, by the President for the time being of the Royal Institution of Chartered Surveyors on the application of either the Landlord or the Tenant. If he is unable or unwilling to make the appointment, it shall be made by the Vice President or the next senior officer willing and able to do so. If there is no such officer available, it shall be made by an officer of such other professional body of surveyors nominated by the Landlord.

6.2 Basis of the appointment

The Valuer shall act as a single arbitrator under the Arbitration Act 1996 unless the Landlord and Tenant agree that he shall act as an expert at the time he is appointed.

6.3 Appointment as an arbitrator

If the Valuer acts as an arbitrator:

(A) all submissions made or evidence supplied to him shall be in writing unless the Landlord notifies the Tenant and the Valuer in writing within 21 days of his appointment that this requirement shall not apply; and

(B) the date of his award shall be deemed to be the date on which he serves a copy of the award on the Landlord and the Tenant; and

(C) he shall not be entitled to order the rectification, setting aside or cancellation of this Lease or any other deed or document; and

(D) he shall not be entitled to direct that the recoverable costs of the arbitration, or any part of it, be limited to a specified amount; and

(E) he shall not be entitled to require that security be provided in respect of the costs of the arbitration.

6.4 Appointment of an expert

If the Valuer acts as an expert:

(A) he shall give the Landlord and the Tenant the opportunity both to make written representations to him and to comment on each other's' representations; and

(B) another Valuer may replace him if he dies, becomes unwilling to act or incapable of acting or it becomes apparent that for any reason he will be unable to determine the matter referred to him within a reasonable time after his appointment; and

(C) his decision shall be final and binding on the Landlord and the Tenant, save as to matters of law; and

(D) his fees, including those of his appointment, shall be shared equally between the Landlord and the Tenant, unless he determines otherwise.

6.5 Time not of the essence

Time shall not be of the essence in relation to the operation of this clause 6.

PART 4 : INSURANCE

7. Insurance obligations

7.1 Landlord's obligations

The Landlord shall insure in an insurance office of good repute and through such agency as the Landlord may from time to time determine or through underwriters at Lloyd's:

(A) the Building against damage or destruction by the Insured Risks in its full reinstatement cost including demolition, site clearance, hoarding and shoring up and all surveyor's, architect's, legal and other professional fees and statutory fees together in each case with Value Added Tax; and

(B) four years' loss of the yearly rents, including the Principal Rent, in respect of the Building taking into account the Landlord's reasonable estimate of any increase in those rents upon any rent review or new letting; and

(C) its public liability and employer's liability in respect of the Building.

7.2 Services Systems

The Landlord's obligations under clause 7.1 shall not include any obligation to insure the Services Systems against sudden and unforeseen damage and breakdown.

7.3 General insurance provisions

The Landlord's obligations under clause 7.1 shall be subject always to:

(A) cover being normally available with insurance offices of good repute in the United Kingdom or through underwriters at Lloyd's on reasonable commercial terms; and

(B) such Insurance Excesses, exclusions and conditions in the United Kingdom insurance market in which the insurance is placed applicable to the area in which the Building is situated or the type of building insured including any exclusions in respect of Terrorist Activity; and

(C) any policy of insurance not being made void or voidable by any act or default of the Tenant; and

(D) the Tenant notifying the Landlord of the reinstatement value of any Alterations in accordance with clause 10.4(H).

7.4 Insurance Rent

The Tenant shall pay to the Landlord a due proportion, to be fairly and properly determined by the Landlord, of:

(A) the costs incurred by the Landlord in complying with its obligations in clause 7.1; and

(B) the costs incurred by the Landlord in valuing the Building at reasonable intervals for insurance purposes (in any event not more than once every three years in the case of formal insurance valuation or annually in the case of desktop insurance valuations); and

(C) any Insurance Excess; and

(D) the Landlord's costs of preparing, making and settling any insurance claim under any policy of insurance maintained by the Landlord; and

(E) all other sums payable by the Tenant to the Landlord under this clause 7.

7.5 Reinstatement of the Building

Following an Insurance Event, except to the extent that the insurance moneys are properly withheld due to the act or default of the Tenant and not made good by the Tenant under clause 7.11, the Landlord shall:

(A) use all reasonable endeavours to obtain any planning permissions and other approvals required for the rebuilding and reinstatement of the Building, but without any obligation to appeal against a refusal to grant planning permission or any other approval; and

(B) subject to those planning permissions and approvals being obtained, procure that all insurance moneys received from the insurer by virtue of clause 7.1(A) are laid out towards rebuilding or reinstating the Building with all convenient speed.

7.6 Manner of reinstatement

When rebuilding or reinstating the Building, the Landlord may use materials of a different quality, type or specification and may make reasonable changes in the original design, layout or specification of the Building so long as the extent of the Premises is not materially altered.

7.7 Impossibility of reinstatement

If the Landlord is unable to rebuild or reinstate the Building for any reason beyond its control, it shall not be under any obligation to do so and shall be entitled to retain for its own benefit all insurance moneys received or receivable under any policies of insurance maintained by it.

7.8 Commission and agency fees

The Landlord shall be entitled to retain for its own benefit any agency fee or other commission paid or allowed by the insurers.

7.9 Certificate of insurance

At the written request and cost of the Tenant, but not more than twice a year, the Landlord shall give the Tenant full details of the insurance of the Building.

7.10 Increased insurance costs

The Tenant shall not do or bring anything upon the Premises or any other part of the Building which may increase the premium payable for any policy of insurance effected by the Landlord under this clause 7. If the Tenant breaches this obligation, it shall pay the amount of any increased premium to the Landlord.

7.11 Invalidation of insurance

The Tenant shall not do or bring anything upon the Premises or any other part of the Building which may invalidate any policy of insurance effected by the Landlord under this clause 7. If any insurance moneys become irrecoverable due to the act or default of the Tenant, it shall pay the amount irrecoverable to the Landlord.

7.12 Compliance with insurer's requirements

The Tenant shall comply with the requirements and recommendations of the insurers of the Building so far as those requirements and recommendations have been communicated to the Tenant and relate to the Premises or the use of the Common Parts.

7.13 Notification

The Tenant shall promptly give notice to the Landlord if:

(A) the Tenant becomes aware of an Insurance Event; or

(B) the Tenant becomes aware of any matter which might invalidate or give the insurers of the Building grounds for avoiding any policy of insurance relating to the Building or which might increase the premium payable for any insurance of the Building maintained by the Landlord.

7.14 Vacating Premises

Following any Insurance Event, affecting the Premises the Tenant shall, if reasonably requested to do so by the Landlord, vacate those parts of the Premises which have been damaged or destroyed or which the Landlord reasonably requires access to in order to enable the Landlord to comply with its obligations in clause 7.5.

7.15 Tenant's insurance

The Tenant shall not insure the Landlord's interest in the Building against any of the Insured Risks or any other risk that the Landlord covenants to insure against under this clause 7. If the Tenant breaches this clause 7.15, it shall hold the benefit of any insurance moneys which it receives in respect of such interest on trust for the Landlord and shall pay such sums to the Landlord or, if the Landlord so requests, lay out such sums in reinstating the damage in respect of which those sums were paid.

7.16 Tenant's third party liability

The Tenant shall insure its public liability and employer's liability in respect of the Premises.

7.17 Exclusion of liability

The Landlord shall be under no liability to the Tenant or to any other person for any damage caused by or arising from any of the Insured Risks or Uninsured Risks except to comply with its obligations in this clause 7.

7.18 Uninsured Risks

This clause 7.18 shall apply from the date on which any Insured Risk becomes an Uninsured Risk but only in relation to the Uninsured Risk.

(A) References to an Insured Risk becoming an Uninsured Risk shall, without limitation, include the application by insurers of an exclusion, condition or limitation to an Insured Risk to the extent to which such risk thereby is or becomes an Uninsured Risk.

(B) If during the Term, the Building or the Premises, or a substantial part of them, shall be damaged or destroyed by an Uninsured Risk so as to make the Premises or a substantial part of them unfit for occupation and use or inaccessible ("Uninsured Damage") the Principal Rent and the Service Charge, or a proper proportion of them according to the extent of the damage, shall be suspended until the earlier of the date on which:

(1) the Premises are reinstated and made accessible; or

(2) the date on which this Lease is terminated pursuant to clause 7.18(E).

(C) Within 12 months of the Uninsured Damage the Landlord shall give written notice to the Tenant ("Election Notice") stating whether or not it proposes to rebuild or reinstate the Premises or procure such rebuilding or reinstatement.

(D) If the Election Notice states that the Landlord does propose to rebuild or reinstate the Premises (or procure the same) then the Uninsured Damage shall be deemed to be damage or destruction caused by an Insured Risk and the Landlord shall comply with the relevant provisions of clause 7.5 at its own cost to the extent that such clauses apply to the Premises.

(E) If the Election Notice states that the Landlord does not propose to rebuild or reinstate the Premises or if no Election Notice is served within the period of 12 months referred to in clause 7.18(C) either party may determine this Lease by serving upon the other not less than one month's notice in writing.

(F) Clauses 7.18(B) and (E) shall not apply if an Insured Risk shall have become an Uninsured Risk owing to the act or default of the Tenant or any person deriving title under the Tenant or their respective agents, employees, licensees or contractors.

PART 5 : TENANT'S COVENANTS

8. Financial obligations

8.1 Payment of Outgoings

The Tenant shall pay and indemnify the Landlord against all Outgoings except for:

(A) any tax, other than Value Added Tax, payable by the Landlord on the Rents; and

(B) any tax on any dealing by the Landlord with its interest in the Premises or the Building.

8.2 Loss of rating relief

If the Tenant claims any rating relief during the Term for empty premises, it shall pay to the Landlord on demand an amount equal to any rating relief which the Landlord is unable to claim after the Term has ended as a result of the Tenant having made such a claim.

8.3 Rating Proposals

The following provisions shall apply in respect of any Rating Proposal:

(A) the Tenant shall notify the Landlord as soon as it is aware of any Rating Proposal made by a third party and shall not agree to any Rating Proposal or make any Rating Proposal itself without the prior written consent of the Landlord; and

(B) unless the Tenant can demonstrate to the reasonable satisfaction of the Landlord that the Rating Proposal would increase the Outgoings the Tenant shall:

  not object to any Rating Proposal made by the Landlord or to the outcome of any Rating Proposal; and

  co-operate with the Landlord in making any Rating Proposal and give the Landlord such information as the Landlord reasonably requests; and

  sign all consents, authorisations or other documents as the Landlord reasonably requests to give full effect to the Rating Proposal or its outcome.

8.4 Payment for Utilities

Unless already included in the Heat Charge, the Standing Charge and/or the Energy Charge, the Tenant shall pay for all Utilities used by the Tenant and any related meter rents, installation charges and connection charges.

8.5 To pay costs

The Tenant shall pay by way of additional rent on a full indemnity basis all costs, charges and expenses properly incurred by or on behalf of the Landlord and the Management Company (together with their own administrative and management expenses) in relation to:

(A) the preparation and service of any notice or any proceedings under ss146 or 147 of the Law of Property Act 1925 or the Leasehold Property (Repairs) Act 1938, or any steps taken to effect peaceable re-entry of the Premises, whether or not forfeiture is avoided other than by relief granted by the court; and

(B) the recovery of any arrears of the Rent or other sums due to the Landlord or the Management Company under this Lease, whether by action or otherwise and whether or not including the preparation and service of any notice pursuant to s.81 of the Tribunals, Courts and Enforcement Act 2007 and/or s.17 of the 1995 Act; and

(C) the preparation and service of a schedule of dilapidations at any time during or within three months after the end of the Term; and

(D) any action taken by the Landlord or the Management Company to ensure that the Tenant makes good any breach of the Tenant's Covenants; and

(E) the application for consent to any matter for which the consent or approval of the Landlord is required under this Lease (but excluding any costs incurred in relation to the Landlord's consideration and/or approval of any initial fitting out works at the Premises proposed by the Tenant following the grant of this Lease) whether such consent is granted or not for any reason unless the Landlord acts unlawfully in refusing consent. Any costs payable under this clause 8.5(E) shall be payable to the extent only that they are proper and reasonable.

8.6 Indemnity

The Tenant shall keep the Landlord and the Management Company indemnified against any breach of the Tenant's Covenants or any act or default of the Tenant in relation to the Premises or the Building.

9. Repair and redecoration

9.1 Upkeep of the Premises

Subject to clause 9.2, the Tenant shall:

(A) keep the Premises in good and substantial repair and condition; and

(B) replace any landlord's fixtures and any carpets and other floor coverings in the Premises with new articles of a similar kind and quality if they become incapable of repair or, in the case of plant and equipment, if they cease to operate properly or in any event in the last three months of the Term; and

(C) keep any tenant's fixtures in good and substantial repair and condition; and

(D) keep the whole of the Premises properly cleaned with all the internal surfaces of all windows and glass being cleaned as often as reasonably necessary; and

(E) redecorate the Premises internally in the fifth year of the Term and within the three months before the end of the Term.

9.2 Insurance Events

Clause 9.1 shall not apply to any damage to or destruction of the Premises which is an Insurance Event except to the extent that the insurance moneys are withheld due to the act or default of the Tenant.

9.3 Uninsured Damage

Clause 9.1 shall not apply to any Uninsured Damage (as defined in clause 7.18(B)) except to the extent that the relevant Insured Risk has become an Uninsured Risk due to any act or default of the Tenant or any person deriving title under the Tenant or any of their respective agents, employees, licensees or contractors.

9.4 Manner of redecoration

The Tenant shall carry out all redecoration with appropriate materials in a good, and workmanlike manner and in accordance with modern practice in colours and with materials previously approved in writing by the Landlord, such approval not to be unreasonably withheld or delayed. In the final three months of the Term, the Tenant shall use such colours (if different from existing) and materials as the Landlord reasonably requires.

9.5 Making good disrepair

The Tenant shall carry out any works required to remedy any breach of the Tenant's Covenants relating to the repair and condition of the Premises within three months after the service of any notice specifying the works required or immediately in case of emergency. In default, the Landlord with its contractors may enter and remain upon the Premises to carry out those works itself and all costs incurred by the Landlord shall be a debt payable on demand to the Landlord by the Tenant on a full indemnity basis.

9.6 Defective premises

The Tenant shall do everything necessary to comply with the Defective Premises Act 1972 and in particular shall:

(A) promptly give notice to the Landlord upon becoming aware of any defect in the Premises or the Building which may give rise to a duty of care on the Landlord under that Act; and

(B) not do any act or thing which might breach any duty of care on the Landlord under that Act; and

(C) display and maintain on the Premises any notices which the Landlord may reasonably require.

10. Alterations

10.1 Prohibited alterations

The Tenant shall not carry out any alterations or additions to the Premises except as permitted in this clause 10.

10.2 Non-structural alterations

(A) Subject to clause 11.2(B), the Tenant may carry out internal non-structural alterations and additions to the Premises without the prior written consent of the Landlord;

(B) The Tenant may not carry out non-structural alterations or additions to the Premises which will result in adjustments to the Services Systems without the Landlord's prior written consent, which will not be unreasonably withheld or delayed provided that as a condition to the grant of such consent the Landlord may require the Tenant to:

  (subject to the Landlord proceeding diligently with the same) permit the Landlord to carry out the elements of the proposed alterations and/or additions which will result in adjustments to the Services Systems at the Tenant's reasonable expense; or

  enter into such covenants with the Landlord as the Landlord may reasonably require for the execution and supervision of the alterations and/or additions and such covenants with the Landlord as the Landlord may reasonably require for the reinstatement of the Premises before the end of the Term.

10.3 Electrical systems

The Tenant may make alterations to the electrical systems in the Premises which exclusively serve them without the consent of the Landlord if they are carried out in accordance with the standards prescribed by the electricity supply authority and the Institute of Electrical Engineers.

10.4 General obligations

In respect of all Alterations, the Tenant shall at its own cost and expense:

(A) provide the Landlord in triplicate with plans, drawings and specifications showing:

  the layout of the Premises before the proposed Alterations are carried out; and

  the proposed Alterations; and

  the layout of the Premises following completion of the proposed Alterations; and

(B) obtain all necessary consents for the Alterations; and

(C) provide all information required by the insurers of the Building in order to obtain their approval to the Alterations; and

(D) carry out the Alterations with good quality materials, in a good workmanlike manner in accordance with the terms of all consents obtained for the Alterations and the requirements of the local planning and other authorities; and

(E) comply with the requirements of any Statute which affects the Alterations or the manner in which they are carried out; and

(F) comply with the Fit-Out Guide; and

(G) where the consent of the Landlord is required for the Alterations, carry out the Alterations to the reasonable satisfaction in all respects of the Landlord; and

(H) give to the Landlord full details of the reinstatement value of the Alterations, excluding any tenant's fixtures forming part of the Alterations, for insurance purposes; and

(I) provide the Landlord with three sets of as built plans, drawings and specifications on completion of the Alterations.

10.5 Reinstatement

In respect of all Alterations, the Tenant shall comply with the reinstatement provisions in clauses 20.2 and 20.3 at the end of the Term.

10.6 Effect of consent to Alterations

In consenting to any Alterations, the Landlord shall not guarantee:

(A) the structural stability of either the Alterations or the Premises as altered by them; or

(B) the suitability of any materials to be used in the Alterations; or

(C) the compatibility of the Alterations with the Services Systems; or

(D) that the Premises as altered will comply with the requirements of any Statute.

10.7 Indemnity

The Tenant shall indemnify the Landlord in respect of any matter arising out of the execution, retention and use of any Alterations.

11. Use of the Premises

11.1 Authorised Use

The Tenant shall use the Premises only for the Authorised Use.

11.2 Prohibited uses

The Tenant shall not use the Premises:

(A) for the wholesale or retail sale of goods or any sale by auction; or

(B) for any religious, public or political meeting; or

(C) for any offensive, noxious or noisy trade, business or occupation; or

(D) for illegal or immoral purposes; or

(E) for the sale or production of alcohol; or

(F) for residential purposes; or

(G) as a club, sex shop, amusement arcade, betting office, staff agency or employment agency; or

(H) the preparation or cooking of food, other than in those areas reasonably designated by the Landlord or the Management Company for those purposes; or

(I) outside the Business Hours, except in accordance with clause 11.5.

11.3 Restrictions on use

The Tenant shall not:

(A) bring any Hazardous Material onto the Building; or

(B) discharge anything into the Conduits which is or may become corrosive or harmful or cause any blockage or destruction of them; or

(C) allow any animals (other than guide dogs) in the Building; or

(D) obstruct the Office Common Parts or any means of escape or other facilities serving the Premises or the Building; or

(E) do anything on the Premises or the Building or install or operate any machinery or equipment which may in the reasonable opinion of the Landlord be or become a legal nuisance, damage or unreasonable annoyance to the Landlord or the occupiers of the Building or any Adjoining Premises or be unduly noisy or cause vibration or electrical or other interference; or

(F) overload the floors or suspend any excessive weight from the ceilings or walls of the Premises or overload the lifts serving the Premises; or

(G) overload the electrical systems in the Premises or the Building or connect any equipment to the electrical systems except in accordance with the design and specification of the electrical systems; or

(H) install or operate any machinery or mechanical equipment in or on the Premises, except for office machinery and equipment used by the Tenant in the normal operation of its business, without the prior written consent of the Landlord, such consent not to be unreasonably withheld or delayed; or

(I) erect, exhibit or hang any signs, advertisements, placards, flags, posters or, aerials, flags, poles, masts or satellite dishes or any other thing whatsoever on the exterior of the Premises or any other parts of the Building unless permitted to do so under clause 3.1; or

(J) store any refuse in the Premises except in suitable containers for that purpose with all refuse being removed from the Premises as often as is reasonably necessary.

11.4 Regulations

The Tenant shall:

(A) comply with any requirements or regulations made in respect of the Utilities by the supply companies; and

(B) comply with the lawful requirements and recommendations of the local fire officer in respect of the Premises and the Building or their use; and

(C) operate the Services Systems within and exclusively serving the Premises in accordance with the manufacturer's operating guidelines and reasonable recommendations provided to the Tenant; and

(D) comply with all reasonable regulations made by the Landlord or the Management Company at any time for the management of the Building and the exercise of the rights granted to the Tenant under clause 3.1.

11.5 Use of the Premises outside Business Hours

The Tenant may, on written notice to the Landlord, use the Premises and have access to them outside Business Hours subject to the Tenant observing the following terms and conditions:

(A) the Tenant shall use only those parts of the Office Common Parts as the Landlord may reasonably designate for the purpose of obtaining access to the Premises; and

(B) the Tenant shall comply with the proper and reasonable requirements of the Landlord regarding the use of the Office Common Parts and the security of the Building; and

(C) the Tenant shall comply with clause 23.16.

11.6 Keyholders

The Tenant shall:

(A) ensure that, at all times, the Landlord has details of the names, home numbers and home addresses of at least two keyholders of the Premises; and

(B) instruct the keyholders to provide the Landlord on request with a set of keys and passes and any necessary codes for key-pads or other equipment necessary to enable the Landlord to obtain access to the Premises for security purposes or in an emergency.

11.7 No warranty as to use

The Landlord gives no warranty that the Authorised Use is or will remain a permitted use under the Planning Acts.

12. Assignment

12.1 No assignment of part

The Tenant shall not assign part only of the Premises.

12.2 Assignment of whole

The Tenant shall not assign the whole of the Premises unless:

(A) the conditions specified (for the purposes of s.19(1A) Landlord and Tenant Act 1927) in clause 12.3 are fulfilled; and

(B) the circumstances specified (for the purposes of s.19(1A) Landlord and Tenant Act 1927) in clause 12.4 do not apply; and

(C) the Tenant obtains the prior written consent of the Landlord which shall not be unreasonably withheld or delayed.

12.3 Conditions for assignment

The Landlord shall not be required to consent to any assignment unless on or before the date of the assignment:

(A) the Tenant has paid to the Landlord the whole of any arrears of Principal Rent; and

(B) the Landlord receives a direct covenant by way of a guarantee and indemnity that the assignee will comply with the Tenant's Covenants from the date of the assignment until the date the assignee is released from its obligations under the 1995 Act from:

  the Tenant by way of an Authorised Guarantee Agreement; and

  if reasonably required by the Landlord, any guarantor or guarantors who shall not be a Current Guarantor and who shall be resident or incorporated in the United Kingdom whose financial status shall be acceptable to the Landlord acting reasonably; and

(C) the assignee enters into a direct covenant with the Landlord to comply with the Tenant's Covenants from the date of the assignment until the date the assignee is released from its obligations under the 1995 Act; and

(D) if asked to by the Landlord, any guarantor of the Tenant enters into a direct covenant with the Landlord by way of a guarantee and indemnity that the Tenant will comply with its Authorised Guarantee Agreement; and

(E) if reasonably required by the Landlord, a rent deposit of not less than six months' Principal Rent, together with Value Added Tax (if any), shall be provided to the Landlord on such terms and for such period as the Landlord shall reasonably require.

12.4 Prohibited assignments

The Landlord shall not be required to consent to any assignment if the assignee is:

(A) a Current Guarantor; or

(B) a Group Company of the Tenant unless the Landlord is provided with evidence reasonably satisfactory to it that the covenant strength of the assignee is not less than that of the Tenant at the date of the assignment disregarding any Authorised Guarantee Agreement given by the Tenant to the Landlord; or

(C) a company incorporated in or an individual resident in a jurisdiction outside the United Kingdom in respect of which there no applicable treaty for the mutual enforcement of civil judgments unless the Landlord is reasonably satisfied that a judgment obtained in England and Wales against the assignee can be enforced in the relevant jurisdiction; or

(D) in the reasonable opinion of the Landlord, not of sufficient financial standing to comply with the Tenant's Covenants; or

(E) a person enjoying diplomatic or sovereign immunity.

12.5 General provisions

On any assignment of this Lease:

(A) any guarantee and indemnity to be given to the Landlord shall be in the form of schedule 5 incorporating such changes as the Landlord may reasonably require to meet the particular circumstances of the assignment; and

(B) the Landlord shall prepare all documents containing covenants to be given to it; and

(C) clause 12.2 shall operate without prejudice to the right of the Landlord to withhold consent in any other circumstances where such withholding of consent would be reasonable or to impose any further conditions upon the grant of consent where it is reasonable to do so.

13. Underletting

13.1 Defined terms

In this clause 13 and in schedule 6, unless the contrary intention appears:

"Access Areas" means any corridors, lobbies, landings, staircases and lifts within or outside the Premises which are intended to be used in common by the Tenant and any undertenant.

"Permitted Parts" means any part of the Premises which has or will have a means of access from any Access Areas and the extent of which has been approved by the Landlord, such approval not to be unreasonably withheld or delayed.

"Underlet Premises" means those parts of the Premises let by any underlease.

13.2 Restrictions on underletting

The Tenant shall not underlet the whole or any part of the Premises except as permitted under this clause 13.

13.3 Underletting of whole

The Tenant shall not underlet the whole of the Premises without the prior written consent of the Landlord which shall not be unreasonably withheld or delayed if the conditions set out in this clause 13 are satisfied.

13.4 Underletting of part

The Tenant may underlet a Permitted Part if:

(A) following the grant of the underlease, there will be no more than two occupiers of the whole or any part of the Premises; and

(B) the conditions set out in this clause 13 are satisfied; and

(C) the Tenant obtains the prior written consent of the Landlord, such consent not to be unreasonably withheld or delayed.

13.5 Undertenant's covenants

Before the grant of any underlease, the Tenant shall procure that the undertenant enters into direct covenants with the Landlord in the form set out in Part 2 of schedule 6.

13.6 Undertenant's guarantor

If reasonably required by the Landlord, before the grant of any underlease a guarantor or guarantors resident or incorporated in the United Kingdom whose financial standing has been approved by the Landlord acting reasonably shall enter in to a direct covenant with the Landlord guaranteeing that the undertenant shall comply with the covenants given to the Landlord under clause 13.5.

13.7 General provisions

On any underletting:

(A) before the undertenant enters into the tenancy created by the underlease, or, if earlier, before the undertenant becomes contractually bound to enter into the tenancy created by the underlease:

(1) the Tenant shall procure that the underlease is validly excluded from the security of tenure provisions of ss24 to 28 (inclusive) of the 1954 Act in accordance with the Order; and

(2) the Tenant shall produce to the Landlord adequate evidence of such valid exclusion as referred to in Clause 14.7(A)(1); and

(B) the underlease shall contain the provisions set out in Part 1 of schedule 6 and

(C) any guarantee and indemnity to be given to the Landlord shall be in the form of schedule 5 incorporating such changes as the Landlord may reasonably require to meet the particular circumstances of the underletting and on the basis that paragraph 4 of schedule 5 shall only apply if the Landlord is the direct landlord of the undertenant when the guarantee and indemnity is enforced; and

(D) the Landlord shall prepare all documents containing covenants to be given to it.

13.8 Observing the terms of the underlease

The Tenant shall:

(A) not vary the terms of the underlease except to permit a change of use in accordance with the terms of the underlease; and

(B) enforce the undertenant's covenants and not waive any breach of them; and

(C) not grant any licence, consent or permission under the terms of the underlease without the prior written consent of the Landlord, which shall not be unreasonably withheld or delayed where the Landlord could not unreasonably withhold or delay its consent to a similar application made under the terms of this Lease; and

(D) procure that the yearly rent payable is reviewed under each underlease in accordance with its terms and in connection with each rent review it shall:

  not agree the amount of the reviewed rent without the prior written consent of the Landlord, such consent not to be unreasonably withheld or delayed; and

  not agree the identity of any third party appointed to determine the reviewed rent or the capacity in which that party acts without the prior written consent of the Landlord, such consent not to be unreasonably withheld or delayed; and

  incorporate as part of its submissions or representations to any third party appointed to determine the reviewed rent such submissions or representations as the Landlord may reasonably require; and

  keep the Landlord informed about the progress of the rent review; and

(E) procure that the rents reserved by any underlease are not commuted in whole or in part or payable more than one quarter in advance; and

(F) not agree to any reduction in any rent payable under any underlease; and

(G) not exercise any right of re-entry under the underlease or accept the surrender of the whole of any Underlet Premises without the prior written consent of the Landlord, such consent not to be unreasonably withheld or delayed; and

(H) not accept the surrender of part only of any Underlet Premises.

14. Sharing occupation, etc.

14.1 Restrictions imposed

Except where there is an assignment or underletting permitted on the terms of this Lease, the Tenant shall not share occupation of the whole or any part of the Premises, part with the possession of them or hold this Lease on trust for any other person.

14.2 Group Companies

Clause 14.1 shall not prevent the Tenant sharing the occupation of the whole or any part of the Premises with any Group Company of the Tenant provided that:

(A) the sharing of occupation shall cease if that company ceases to be a Group Company of the Tenant; and

(B) no relationship of landlord and tenant shall be created between the Tenant and that company; and

(C) prior to occupation being granted, the Tenant shall give written notice to the Landlord of the identity of that company and its relationship to the Tenant.

15. Charging

15.1 Part of the Premises

The Tenant shall not charge or create any other security interest over part only of the Premises.

15.2 The whole of the Premises

The Tenant shall not charge or create any other security interest over the whole of the Premises without the prior written consent of the Landlord, such consent not to be unreasonably withheld or delayed.

16. Notification of dispositions

Within one month after any assignment, charge or underletting of the Premises or the assignment of any underlease or the grant of any sub-underlease, however remote, the Tenant shall give notice in writing to the Landlord of that disposition together with certified copies of all the documents giving effect to it (and in the case of an underlease containing an agreement excluding the effect of §§24 to 28 (inclusive) of the 1954 Act, certified copies of the notices, declarations or statutory declarations required to be respectively served and made under the 1954 Act as amended by the Order), and shall pay the Landlord a reasonable fee of not less than £35 for its registration.

16.1 Notice of interests

The Tenant shall on request by the Landlord give the Landlord full details of:

(A) all underleases of the Premises, however remote, including the rents payable under them and such other details as the Landlord may reasonably require in respect of them; and

(B) all Group Companies of the Tenant or any undertenant (however remote) in occupation of the Premises and their relationship to the Tenant or undertenant, as the case may be.

17. Legislation

17.1 Planning

The Tenant shall comply with the Planning Acts in so far as they relate to the Premises and the use of the Common Parts and shall not:

(A) make any application for planning permission or any application for a determination that planning permission is not required for any Alterations or any change of the Authorised Use without the prior written consent of the Landlord. Consent shall not be unreasonably withheld or delayed if the application relates to a matter for which the Landlord cannot unreasonably withhold or delay its consent under this Lease; and

(B) carry out any Alterations or change the Authorised Use until all necessary planning permissions have been obtained and approved in writing by the Landlord. Subject to clause 17.2, the Landlord shall not unreasonably withhold or delay its approval where it has given consent to the application for planning permission being made.

17.2 Approval of permissions

The Landlord shall be entitled to:

(A) impose reasonable conditions to the giving of its approval; and

(B) withhold its approval to any planning permission if any condition contained in or omitted from it or its duration would, in the reasonable opinion of the Landlord, have or be likely to have an adverse effect on the value of the Landlord's interest in the Building or any Adjoining Premises at any time during or after the end of the Term.

17.3 Statutes

The Tenant shall comply with every Statute which affects the Premises and the Common Parts or their use and occupation and shall carry out and maintain at its own cost and expense all works and arrangements required under any Statute whether imposed on the Tenant or any other person so far as they relate to the Premises.

17.4 CDM Regulations

The Tenant shall comply in all respects with the CDM Regulations in so far as they relate to the Premises and, without limitation, shall at its own cost and expense:

(A) notify the Health and Safety Executive of any Alterations; and

(B) maintain and update the Health and Safety File as necessary and provide copies of it to the Landlord and any person entitled to inspect it on request by those persons; and

(C) where there is more than one client in relation to a project, make a written election to be treated as the only client for the purposes of the CDM Regulations and provide the Landlord with a copy of the election, (and, where the Landlord is a client, the Landlord hereby consents to such election).

17.5 Statutory notices

The Tenant shall give to the Landlord a copy of every notice, order, direction, licence, consent or permission relating to the Premises made or given under any Statute within seven days of its receipt, or sooner in cases of emergency. If required by the Landlord, the Tenant shall at the joint cost of the parties cost and expense make or join the Landlord in making such objections, applications or representations against or in respect of them as the Landlord shall reasonably require save where it would be against the interest of the Tenant's use of the Premises or business carried out at the Premises in accordance with the terms of this Lease.

18. Third party rights

18.1 Loss of existing rights benefiting the Premises

The Tenant shall not stop up, darken or obstruct any window or other opening belonging to the Premises or do any other act or thing which may lead to any rights benefiting the Premises or the Building being lost.

18.2 Creation of new rights over the Premises

The Tenant shall not permit or allow any encroachment to be made which may lead to rights being acquired by any person over the Premises or the Building.

18.3 Notification

The Tenant shall notify the Landlord of any of the matters referred to in this clause 18 as soon as the same come to the notice of the Tenant and shall take such action as the Landlord reasonably requires to prevent any rights being acquired over the Premises or the Building or any rights benefiting the Premises or the Building being lost.

19. Title matters

19.1 Covenants restricting use

The Tenant shall not enter into any covenant in favour of any person other than the Landlord relating to the Premises or require any assignee or undertenant to give covenants which would restrict the use of the Premises to a greater extent than the restrictions on use contained in this Lease.

19.2 Existing title matters

The Tenant shall comply with the conditions, covenants, restrictions and other matters contained or referred to in the deeds and documents specified in schedule 4

20. End of the Term

20.1 Return of the Premises

At the end of the Term, the Tenant shall return the Premises to the Landlord:

(A) with vacant possession; and

(B) repaired, cleaned and maintained in accordance with the Tenant's Covenants.

20.2 Reinstatement at the end of the Term

Subject to clause 20.3, at the end of the Term the Tenant shall:

(A) remove any buildings or other works in respect of which any planning permission, bye-law or other consent may have been granted for a limited period only; and

(B) remove any moulding, sign or painting of the name or business of the Tenant or any undertenant or other occupiers of the Premises and all tenant's fixtures and chattels; and

(C) remove any Hazardous Material unless it was present at the time the Tenant first took possession of the Premises; and

(D) reinstate all Alterations made to the Premises and restore the Premises to the state and condition in which the Tenant first took possession of them being to the Category A specification as specified in the Base Specification.

The Tenant shall carry out all works on the same terms as those contained in clause 10.4 as if the works to be carried out were Alterations for which the consent of the Landlord has been obtained and the Tenant shall make good all physical damage to the Building caused in the exercise of these obligations to the Landlord's reasonable satisfaction.

20.3 Waiver of reinstatement

Clause 20.2 shall not apply to the extent that the Landlord notifies the Tenant in writing at any time before the last six months of the Term that it does not require any works of reinstatement specified in that notice to be carried out. If the Landlord serves notice under this clause 20.3, the Tenant shall not carry out the works specified in that notice.

20.4 Removal of Tenant's effects

The Tenant irrevocably appoints the Landlord as its agent to store and dispose of any tenant's fixtures and chattels left by the Tenant on the Premises for more than twenty one days after the end of the Term. The Landlord shall be entitled to dispose of these items on such terms as it sees fit without being liable to the Tenant except to account for the net proceeds of sale after deducting any costs of storage and any other proper expenses reasonably incurred by the Landlord.

20.5 Service charge payments

At the end of the Term, the Tenant shall pay to the Landlord all unexpended amounts, if any, collected from any undertenants of the Premises by way of service charge together with any interest earned on such moneys. In respect of all moneys actually received by the Landlord:

(A) the Landlord shall indemnify the Tenant from and against any lawful claims from any undertenants in respect of the unexpended moneys; and

(B) this clause 20.5 shall be taken into account in determining any liability of the Tenant in respect of any breach of the Tenant's Covenants.

20.6 Exclusion of compensation

Subject to the 1954 Act, the Tenant shall not be entitled to any compensation under any Statute or otherwise at the end of the Term.

20.7 Land Registry forms

(A) Obligation to register Lease at Land Registry

The Tenant will:

  use its reasonable endeavours to procure that the Tenant is registered at HM Land Registry as proprietor of the Lease as soon as reasonably possible; and

  use its reasonable endeavours to procure that all rights granted or reserved by the Lease are properly noted against the affected titles; and

  deliver to the Landlord, within 10 working days of registration, official copies of the registered title evidencing that the Tenant is the registered proprietor of the Lease.

20.8 EPC Regulations

(A) Not to effect any alteration nor replace any fittings lighting or any machinery plant or other equipment or item which consumes energy at the Building without ensuring that any such activity:

  does not adversely affect the EPC Rating at the date of this Lease; and

  is consistent with the EPC Policy provided to the Tenant.

(B) To allow the Landlord and the Management Company full access to the Premises and to the Tenant's records, data and documents which relate to energy consumption at the Building for the purpose of the Landlord's and the Management Company's development, implementation and revision of the EPC Policy and the production of any EPC and any Recommendation Report and any DEC from time to time.

(C) To take all reasonably practicable steps to co-operate with the Landlord or the Management Company or their representatives in the preparation of any of the Energy Documents.

(D) To adopt such reasonable practicable recycling, waste control and disposal arrangements, cleaning methods energy use and other reasonable strategies as conform with the EPC Policy and provide such reasonable evidence of the same to the Landlord or the Management Company upon reasonable request.

(E) Not to commission nor suffer nor permit the commissioning of any EPC for the Premises save where it is required to do so to comply with Statute and in the event that an EPC shall be required to be commissioned, the Tenant will not do so (nor suffer or allow the same to be done) without previously informing the Landlord and allowing the Landlord and the Management Company (should the Landlord so request) to be a full participant in the exercise (on the basis that the Landlord and the Management Company shall have no right to obstruct its prompt conclusion).

(F) To take all such reasonable actions as requested by the Landlord or the Management Company to conform with the proposals made in any Recommendation Report.

PART 6 : LANDLORD'S COVENANTS AND MANAGEMENT COMPANY'S COVENANTS

21. Landlord's obligations

21.1 Quiet enjoyment

Subject to clause 21.2 the Tenant shall be entitled quietly to enjoy the Premises throughout the Term without any interruption by the Landlord or by any person lawfully claiming under or in trust for the Landlord.

21.2 No derogation from grant

The exercise by the Landlord or the Management Company or any other person of any right reserved in this Lease shall not be in derogation of the Landlord's grant nor be a breach of the Landlord's obligation in clause 21.1.

21.3 Guarantee of the Management Company's Covenants

(A) The Landlord covenants with the Tenant that the Management Company or the Landlord will comply with the Management Company's Covenants.

(B) At any time during the Term the Landlord may on giving written notice to the Tenant and the Management Company determine that it will undertake or exercise the Management Company's Covenants with effect from such date as shall be specified in that notice.

21.4 Limitation on liability

Nether the Landlord nor the Management Company shall be liable to the Tenant or to any persons deriving title under the Tenant or its or their respective licensees, agents or employees in respect of any loss or damage caused by or arising from any breach of:

(A) the Landlord's Covenants, save for its obligations in clause 7; or

(B) the Management Company's Covenants; or

(C) obligations on the part of the Landlord and/or the Management Company express or implied under Statute unless and until the Tenant has notified the Landlord or the Management Company of the breach and the Landlord or the Management Company has failed to remedy it within a reasonable time. If the Landlord or the Management Company fails to remedy the breach within a reasonable time, the Landlord or the Management Company shall be liable to compensate the Tenant only for loss or damage sustained by the Tenant after such reasonable time has elapsed.

21.5 Exclusion of liability

Neither the Landlord nor the Management Company shall be liable to the Tenant or to any persons deriving title under the Tenant or its or their respective licensees, agents or employees in respect of any loss or damage which is not attributable to the wilful default or negligence of the Landlord caused by or arising from:

(A) any Insurance Event where the Landlord complies with its obligations under clause 7; or

(B) any act or omission of any employee of the Landlord or the Management Company other than in the performance of duties imposed by the Landlord or the Management Company; or

(C) any act or omission of any other tenant of the Landlord or any person deriving title under such a tenant or any licensee; or

(D) any approval or consent given in respect of any drawings, plans, specifications or other documents prepared by or on behalf of the Tenant relating to any Alterations; or

(E) any failure, interruption or delay in the performance of the Landlord's Covenants and the Management Company's Covenants from any cause or circumstance beyond the control of the Landlord or the Management Company including, without limitation, mechanical breakdown, failure, malfunction, shortages of fuel or materials or labour disputes; or

(F) any failure, interruption or delay in the supply of any of the Services from any necessary maintenance, servicing, repair or replacement of the Conduits, any Services Systems or any other plant, equipment or machinery used in the provision of the Services.

PART 7 : SUPERIOR LEASES

22. Superior Leases

22.1 Tenant's obligations

The Tenant shall comply with the obligations contained in the Superior Leases which the tenants of the Superior Leases covenant to comply with insofar as they are applicable to the Premises, except for the obligation on the tenants of the Superior Leases to pay the rents reserved by them.

22.2 Landlord's obligations

The Landlord shall:

(A) pay the rents reserved by the Superior Leases; and

(B) comply with the obligations on the part of the tenants of the Superior Leases which are not the responsibility of the Tenant under this Lease; and

(C) at the request and cost of the Tenant on a full indemnity basis, including reasonable security for costs paid in advance if the Landlord reasonably requires this, use all reasonable endeavours to procure that the Superior Landlords comply with the obligations on the part of the landlords contained in the Superior Leases.

22.3 Consents

Without prejudice to the terms of this Lease, where the consent or approval of the Landlord is required to any act or thing:

(A) it shall be a condition precedent to the grant of that consent or approval that, if required under the Superior Leases, the consent or approval of Superior Landlords is obtained; and

(B) where the Landlord is under an obligation not unreasonably to withhold or delay its consent or approval, the Landlord shall, at the cost of the Tenant on a full indemnity basis, apply for and use all reasonable endeavours to obtain the consent or approval of the Superior Landlords where this is required under the Superior Leases; and

(C) references to the consent or approval of the Superior Landlords shall include the consent or approval of any person from whom the Superior Landlords are under an obligation to obtain consent or approval.

PART 8 : SERVICES AND SERVICE CHARGE

23. Services and Service Charge

23.1 Defined Terms

In this clause 23 and schedule 7 unless the contrary intention appears:

"Accounting Period" means the period from and including 1 January in any year to and including 31 December in the same year. The Management Company acting reasonably may from time to time, by notice in writing to the Tenant, change:

(A) the date on which each Accounting Period commences; or

(B) the duration of the Accounting Period.

"Advance Service Charge" means, in respect of each Accounting Period, the reasonable sum notified by the Management Company to the Tenant that is payable by the Tenant on account of the Service Charge for that Accounting Period.

"Balancing Payment" means, in respect of each Accounting Period, the sum payable by or to the Tenant, as the case requires, equal to respectively the amount by which the Service Charge for that Accounting Period either exceeds or is less than the aggregate of the Advance Service Charge paid for that Accounting Period and any sums paid under clause 23.6 during that Accounting Period.

"Items of Expenditure" means the items of expenditure set out in Part 44 of schedule 7.

"Service Charge Expenditure" means, in respect of each Accounting Period, the aggregate of the following sums after:

(A) the Service Costs for that Accounting Period whether or not incurred prior to the Term Commencement Date; and

(B) any Service Costs included under clause 23.9; and

(C) such sum or sums by way of reasonable provision for the Service Costs which the Management Company expects will be incurred within the period of three years immediately after the expiration of that Accounting Period.

"Service Charge Proportion" means the proportion reasonably determined by the Management Company of the Service Charge Expenditure as a fair apportionment of the Service Charge Expenditure as between the Landlord (in respect of any Lettable Areas which are unlet), the Tenant and the other tenants and occupiers of the Lettable Areas.

"Service Charge Statement" means a statement showing for the relevant Accounting Period:

(A) the Service Charge Expenditure; and

(B) the Service Charge; and

(C) the Advance Service Charge paid by the Tenant; and

(D) any sums paid by the Tenant under clause 23.6; and

(E) the Balancing Payment.

"Service Costs" means, in respect of each Accounting Period, the proper and reasonable expenditure incurred by or on behalf of the Management Company during that Accounting Period in providing the Services and in respect of the Items of Expenditure.

23.2 Provision of the Services

The Landlord shall provide the Services during Business Hours for the benefit of the Building in accordance with the principles of good estate management.

23.3 Service Charge

The Service Charge payable by the Tenant for each Accounting Period shall be the Service Charge Proportion of the Service Charge Expenditure.

23.4 Service Charge Proportion

In determining the Service Charge Proportion, the Management Company:

(A) may allocate to the Tenant or to the tenants or occupiers of any other Lettable Areas the whole or a part, as the Management Company reasonably determines, of the cost of providing or incurring any particular Services or Items of Expenditure; and

(B) shall not increase or alter the Service Charge Proportion by reason only that:

  any part of the Lettable Areas is unlet or let on terms which do not require the tenant or other occupier to pay a service charge; or

  any tenant or other occupier of the Lettable Areas is in default in the payment of any Service Charge Expenditure.

23.5 Advance Service Charge

The Advance Service Charge shall be payable by equal quarterly payments in advance on the Quarter Days and, if the Management Company requires, by banker's standing order. If the Tenant has not been notified of the Advance Service Charge for any Accounting Period before the commencement of that Accounting Period:

(A) until it is notified the Tenant shall continue to pay the Advance Service Charge at the rate payable for the Accounting Period immediately before the relevant Accounting Period; and

(B) within seven days of notification to the Tenant of the Advance Service Charge for the relevant Accounting Period, the Tenant shall pay to the Management Company any increase in that Advance Service Charge.

The first payment of Advance Service Charge for the period from and including the date of this Lease or, if earlier, the date the Tenant took occupation of the Premises to and including the day immediately before the next Quarter Day, shall be paid on the date of this Lease.

23.6 Additional payments

If from time to time the Management Company wishes or is required to incur any Service Costs and the money held by the Management Company on account of the Service Costs is insufficient for this purpose, the Management Company shall be entitled to demand a further reasonable sum on account of the Service Charge. The Tenant shall pay such sum within seven days of demand.

23.7 Service Charge Statement

As soon as reasonably practicable after the end of each Accounting Period the Management Company shall deliver to the Tenant the Service Charge Statement ,the Service Costs in which have been certified or audited, as the case requires, at the Management Company's discretion by a surveyor or accountant employed by the Management Company, the Landlord, any Group Company of the Landlord or the Management Company or the Landlord's or the Management Company's managing agents.

23.8 Balancing Payment

If the Balancing Payment shown on a Service Charge Statement is payable by:

(A) the Tenant to the Management Company, the Tenant shall pay the Balancing Payment to the Management Company within twenty one days of the delivery to the Tenant of the Service Charge Statement; or

(B) the Management Company to the Tenant, the Balancing Payment shall be set off against any sum payable by the Tenant under this clause 23 and, in the case of the final Service Charge Statement, any part of the Balancing Payment which has not been so set off shall be paid by the Management Company to the Tenant within fourteen days of the delivery to the Tenant of that Service Charge Statement.

23.9 Correction of Service Charge calculations

If the Management Company omits any Service Costs from the Service Charge Statement for the Accounting Period in which they were incurred, the Management Company shall be entitled to include those Service Costs in the Service Charge Statement for any subsequent Accounting Period.

23.10 Meter readings

In the calculation of the Service Costs and the Service Charge Proportion, the gas, electricity, water and any other services consumed in the Building shall be determined by readings taken from time to time by or on behalf of the Management Company from the appropriate check meters in the Building.

23.11 Disputes

If the Tenant has paid in full all sums which the Management Company requires it to pay under this clause 23, including any disputed sums, it may, subject to clause 23.12, by written notice served on the Management Company within one month of delivery to the Tenant of a Service Charge Statement specify anything in it which the Tenant disputes.

If the Management Company and the Tenant cannot resolve the dispute by agreement within two months of the service of the Tenant's notice it shall be resolved by the decision of an expert who shall be appointed and act in accordance with clause 23.13.

Time is of the essence in relation to the service of a notice under this clause 23.11.

23.12 Amount of Service Charge Expenditure

The Tenant shall not be entitled to dispute the Service Charge Expenditure shown in a Service Charge Statement by reason that the Services or Items of Expenditure could have been provided or incurred at a cost less than that in fact incurred by the Management Company.

23.13 Appointment of expert

The expert shall be of at least ten years professional standing and appointed by agreement between the Management Company and the Tenant or, in the absence of agreement, by the President for the time being of the Royal Institution of Chartered Surveyors on the application of the Management Company or the Tenant. If he is unable or unwilling to make the appointment, it shall be made by the Vice President or the next senior officer willing and able to do so. If there is no such officer available, it shall be made by an officer of such other professional body as is nominated by the Management Company.

Clause 6.4 shall apply to the expert in the same way that it applies to the Valuer but his costs shall be paid by the Tenant unless the expert decides otherwise and he shall give his decision in writing to the Management Company and the Tenant.

23.14 Expert's decision

If in resolving a dispute pursuant to clause 23.13 the expert substitutes a different Balancing Payment for the Balancing Payment shown in a Service Charge Statement:

(A) an appropriate payment or set off, as the case requires, shall be made between the Management Company and the Tenant in accordance with clause 23.8(A) or 23.8(B) so that they are in the position they should have been in had the different Balancing Payment been substituted for that shown in the relevant Service Charge Statement before its delivery to the Tenant ; and

(B) the payment or set off shall be made within fourteen days of the delivery of the expert's decision to the relevant party.

23.15 Variation to Services

If the Management Company reasonably determines that this is desirable for the better use and enjoyment of the Building by its occupiers or for the more efficient management of the Building it shall from time to time be entitled in its discretion to withhold, add to, extend, vary or make any alteration in the Services or the manner in which they are provided and shall notify the Tenant accordingly.

23.16 Extension in the Business Hours

If the Tenant uses the Premises outside the Business Hours under clause 11.5, the Tenant shall pay to the Management Company within seven days of demand and in addition to the Service Charge the whole or a part, as reasonably determined by the Management Company, of the costs and expenses attributable to the provision of any Services outside the Business Hours and any associated Items of Expenditure.

23.17 Continuing effect

This clause 23 shall continue in effect after the end of the Term but only in respect of any period before the end of the Term.

23.18 Environmental

Notwithstanding any other provision in this clause 23 or elsewhere in this Lease the Tenant shall have no liability by way of Service Charge or otherwise to make any payment or contribution towards the cost of compliance with any environmental regulations arising out of any Hazardous Material at the Building unless the presence of such Hazardous Material was caused by the Tenant.

PART 9 : GUARANTOR'S OBLIGATIONS

24. Tenant's Guarantor

24.1 The Tenant's Guarantor covenants with the Landlord that the Tenant will comply with the Tenant's Covenants until the Tenant is released from them under the terms of the 1995 Act. This obligation is a guarantee and indemnity for the purposes of schedule 5 and incorporates its provisions.

PART 10 : GENERAL PROVISIONS

25. Tenant's option to renew

25.1 If the Tenant wishes to enter into a further Lease of the Premises for a term of five years commencing on and including 22 June 2026 upon the same terms and conditions as this Lease (including the exclusion of sections 24 to 28 (inclusive) of the 1954 Act in accordance with section 38A of the 1954 Act) except as varied by the provisions of Schedule 8 (the "Further Lease") the Tenant must first serve written notice on the Landlord indicating such intention (the "Intention Notice") not more than twelve nor less than eight months before the Expiry of the Term.

25.2 Within twenty eight days of receipt of the Intention Notice the Landlord will:

(A) serve notice on the Tenant in relation to the tenancy to be granted by the Further Lease in accordance with section 38A(3)(a) of the 1954 Act; and

(B) serve notice on the Tenant's Guarantor in relation to the tenancy to be entered into by the Tenant's Guarantor pursuant to paragraph 4.2 of Schedule 5 of the Further Lease in accordance with section 38A(3)(a) of the 1954 Act.

25.3 If:

(A) the Landlord has served notice on the Tenant in accordance with clause 25.2; and

(B) the Tenant has made the appropriate declaration or statutory declaration confirming receipt of such notice in accordance with schedule 2 to the Order (as required to give effect to the agreement by the Landlord and the Tenant to exclude the provisions of sections 24 to 28 (inclusive) of the 1954 Act to be contained in the Further Lease in accordance with the provisions of section 38A of the 1954 Act); and

(C) the Tenant's Guarantor has made the appropriate declaration or statutory declaration confirming receipt of such notice in accordance with schedule 2 to the Order (as required to give effect to the agreement by the Landlord and the Tenant's Guarantor to exclude the provisions of sections 24 to 28 (inclusive) of the 1954 Act to be contained in the Further Lease in relation to the tenancy to be entered into by the Tenant's Guarantor pursuant to paragraph 4.2 of Schedule 5 of the Further Lease in accordance with the provisions of section 38A of the 1954 Act); and

then the Tenant may elect to take the Further Lease by written notice to that effect (the "Option Notice") served on the Landlord not less than six months before the Expiry of the Term.

25.4 The Landlord and the Tenant agree to use all reasonable endeavours to procure the satisfaction of the conditions contained in clauses 25.2 and 25.3.

25.5 Subject always to the provisions of clause 25.6, the Option Notice will not be binding on the Landlord unless it:

(A) recites the agreement of the Landlord and the Tenant that sections 24 to 28 (inclusive) of the 1954 Act will not apply to the tenancy to be created by the Further Lease; and

(B) recites the agreement of the Landlord and the Tenant's Guarantor that sections 24 to 28 (inclusive) of the 1954 Act will not apply to the tenancy to be entered into by the Tenant's Guarantor pursuant to paragraph 4.2 of Schedule 5 of the Further Lease; and

(C) contains confirmation by the Tenant that before the date of the Option Notice:

  the Landlord served a notice (the "New 1954 Act Notice") on the Tenant in accordance with section 38A(3)(a) of the 1954 Act;

  the Tenant (or a person duly authorised by the Tenant) made a declaration or statutory declaration (the "New 1954 Act Declaration") confirming receipt of the New 1954 Act Notice in accordance with schedule 2 to the Order; and

  that where the New 1954 Act Declaration was made by a person other than the Tenant, that person was duly authorised by the Tenant to make the New 1954 Act Declaration on the Tenant's behalf.

(D) contains confirmation by the Tenant's Guarantor that before the date of the Option Notice:

  the Landlord served a notice (the "New Guarantor 1954 Act Notice") on the Tenant's Guarantor in accordance with section 38A(3)(a) of the 1954 Act;

  the Tenant's Guarantor (or a person duly authorised by the Tenant's Guarantor) made a declaration or statutory declaration (the "New Guarantor 1954 Act Declaration") confirming receipt of the New 1954 Act Notice in accordance with schedule 2 to the Order; and

  that where the New Guarantor 1954 Act Declaration was made by a person other than the Tenant's Guarantor, that person was duly authorised by the Tenant's Guarantor to make the New Guarantor 1954 Act Declaration on the Tenant's Guarantor's behalf.

25.6 PROVIDED:

(A) there are no outstanding substantial breaches of the Tenant's Covenants of which the Landlord has given notice to the Tenant and given the Tenant a reasonable opportunity to remedy that breach; and

(B) the Tenant has paid all the Rents due under this Lease up to and including the Expiry of the Term; and

(C) the Option Notice has been validly served in accordance with the provisions of clause 25.3 and complies in all respects with the provisions of clause 25.5; and

(D) any surety of the Tenant's obligations under this Lease joins in the Further Lease to covenant with the Landlord in the terms contained in schedule 5 (mutatis mutandis)

the Landlord will grant and the Tenant will take the Further Lease of the Premises on or (if earlier) not more than one month before the Expiry of the Term PROVIDED FURTHER that where either the Tenant and/or any surety of the Tenant's obligations under the Further Lease are incorporated under the laws of any jurisdiction other than England and Wales they have also in each case provided immediately prior to such grant a legal opinion (addressed to and in a form reasonably acceptable to the Landlord on the advice of the Landlord's solicitors and dated not more than 14 days prior to such grant) prepared by legal advisers duly qualified to practice in the relevant jurisdiction confirming (i) the validity of the execution of the Further Lease by the Tenant and/or any such surety and (ii) the enforceability of the Further Lease under the laws of the relevant jurisdiction.

25.7 At any time after the Expiry of the Term a party who is ready able and willing to complete the grant of the Further Lease may serve on the other a notice to complete the grant of the Further Lease in accordance with this clause 25 ("Completion Notice") and in connection with the service of any Completion Notice:

(A) a party is ready able and willing to complete if it could be but for the default of the other party;

(B) the parties are to complete the grant of the Further Lease within fourteen days of serving a Completion Notice (excluding the date on which the Completion Notice is served) as to which time shall be of the essence; and

(C) if either party receives but fails to complete the grant of the Lease in accordance with a Completion Notice that has been validly served under this clause 25 this option will be terminated but without prejudice to any other right or remedy of either party against the other.

25.8 The Tenant will register this Option at HM Land Registry within three months from the date of this Lease.

26. Contractual rights of third parties

26.1 No person who is not a party to this Lease shall have any right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Lease.

27. Third party disputes

27.1 Notification by the Tenant

The Tenant shall promptly give notice to the Landlord of any dispute arising between it and any other tenants or occupiers of the remainder of the Building or the owners or occupiers of any Adjoining Premises which relates to any right or privilege, any party wall or to the use and enjoyment of the Common Parts.

27.2 Determination by the Landlord

Unless the Landlord is a party to the dispute, the resolution of any dispute notified under clause 27.1 shall, at the request of the Landlord, be carried out on behalf of the Tenant by the Landlord, but at the Tenant's cost and expense.

28. Assignment of reversion

28.1 The Tenant agrees not unreasonably to withhold or delay its consent to any release requested by the Landlord under s.6 or s.7 of the 1995 Act.

29. Notices

29.1 Any notice served under or in respect of this Lease may be served by posting it in a prepaid envelope and shall be deemed to have been served on the first working day after which it was posted and evidence showing that the envelope containing the notice was properly addressed, stamped and posted shall be sufficient proof of service. Notices shall be served:

(A) on the Landlord, the Management Company or any guarantor of the Tenant at its registered office or last known address; and

(B) on the Tenant at its registered office or at the Premises.

30. Law and jurisdiction

30.1 English law

This Lease shall be governed by and construed in accordance with English law.

30.2 Jurisdiction

The parties to this Lease:

(A) irrevocably agree that, subject to clause 30.2(B), the English courts shall have exclusive jurisdiction in relation to any legal action or proceedings arising out of or in connection with this Lease ("Proceedings") and waive any objection to Proceedings in such courts on the grounds of venue or on the grounds that Proceedings have been brought in an inappropriate forum; and

(B) agree that clause 30.2(A) operates for the benefit of the Landlord and accordingly the Landlord shall be entitled to take Proceedings in any other court or courts having jurisdiction.

30.3 Any Proceedings shall be validly served on the Landlord if sent to c/o Hondo Enterprises, 9 Newburgh Street, London W1F 7RL or to any other address for service in England or Wales as it may notify in writing to the other parties at any time.

30.4 Any Proceedings shall be validly served on the Tenant's Guarantor if sent to Oxford House, Bell Business Park, Aylesbury, Bucks HP19 8JR or to any other address for service in England or Wales as the Tenant's Guarantor may notify in writing to the other parties at any time.

31. Execution and delivery

31.1 The parties have executed this Lease as a deed but have not delivered it until the date of this Lease.

SCHEDULE 1 : THE PREMISES

PART 1 : DEFINITION OF THE PREMISES

1. Identification of the Premises

The Premises shown edged red on Plan B comprising the Third Floor of the Building.

2. Areas included in the Premises

2.1 The Premises include:

(A) all non-structural or non-loadbearing walls and columns within the Premises together with the inner half, severed vertically, of those dividing the Premises from other parts of the Building; and

(B) the internal plaster surfaces and finishes of the walls of the Premises, including those on any structural or loadbearing walls and columns within or enclosing the Premises; and

(C) all light fittings, raised floor systems, floor screeds and finishes; and

(D) all carpets or other floor coverings provided or paid for by the Landlord; and

(E) all internal windows, internal window frames and internal window furniture and glass in the internal windows; and

(F) all curtains and blinds provided or paid for by the Landlord; and

(G) all doors and doorframes in all walls within or enclosing the Premises and all door furniture and glass within the doors; and

(H) all sanitary and hot and cold water apparatus and equipment, if any, in and exclusively serving the Premises; and

(I) all other landlord's fixtures; and

(J) all Alterations except to the extent that they comprise tenant's fixtures.

3. Areas excluded from the Premises

3.1 The Premises exclude:

(A) the Main Structure and the Office Commons Parts;

(B) all Conduits within or leading to the Premises (whether or not these exclusively serve the Premises); and

(C) the Services Systems within the Premises; and

(D) all tenant's fixtures and chattels; and

(E) the external windows, external window frames and external window glass including those in any external cladding or overlooking any atrium or galleria.

PART 2 : THE SERVICES SYSTEMS

The Services Systems include, without limitation:

  All heating, cooling, air conditioning and ventilation units.

  The Heat Installations.

  Boilers and storage tanks.

  Sprinkler systems, fire alarm systems and fire prevention equipment.

  Intruder alarms and other security systems.

  Lifts.

  Emergency generator.

  Uninterrupted power supply systems.

  Window cleaning cradles and associated equipment.

  Telephones and communication equipment.

  All control systems for any of the Services Systems.

SCHEDULE 2 : RIGHTS GRANTED

1. Conduits

1.1 The right to the passage of Utilities through any Conduits which serve the Premises which do not form part of the public mains.

2. Rights of access

2.1 The right:

(A) of access on foot only over the Office Common Parts for the purposes of access to and from the Premises; and

(B) to use the passenger lifts in the Office Commons Parts for access to and from the Premises; and

(C) to use any delivery area, loading bay and goods lifts which the Landlord has designated for use by the Tenant during the Business Hours only for the purposes only of loading and unloading and delivering goods and equipment to and from the Premises; and

(D) to use the refuse disposal and collection areas within the Office Common Parts which the Landlord or the Management Company shall designate for use by the Tenant for the purpose of depositing refuse ready for collection; and

(E) the right in emergency only to use any fire escape routes within the Building as the Landlord may designate; and

(F) (at reasonable times and after giving reasonable written notice) to enter upon such other parts of the Building as may reasonably be necessary in order to make connections to any Conduits within or leading to the Premises and to inspect and repair such connections or otherwise complying with the Tenant's obligations under this Lease the Tenant doing as little damage as possible and making good all physical damage caused to the Building to the reasonable satisfaction of the Landlord and complying with the reasonable requirements of the Landlord and causing the minimum of inconvenience to the occupiers of such other parts of the Building.

3. Support

3.1 The right of support, shelter and protection for the Premises from the remainder of the Building.

4. Signage

4.1 In the entrance hall

The right to have the name of the Tenant and the location of the Premises displayed in such manner and in such place as the Landlord may reasonably designate in the main ground floor entrance hall of the Office Common Parts.

4.2 On the entrance doors

The exclusive right to display on the entrance doors of the Premises a sign or signs stating the Tenant's name and business of such nature and size and in such position as the Landlord may reasonably determine.

5. Basement Facilities

5.1 The non-exclusive right to use the cycle spaces and the shower and changing facilities provided by the Landlord currently in the basement of the Building subject to the right of the Landlord to provide alternative similar facilities elsewhere in the Building provided that such facilities shall be available for use at all times but operated on a first come first served basis.

SCHEDULE 3 : RIGHTS RESERVED

1. Conduits and Services

1.1 To use the Conduits

The right to the passage of Utilities through any Conduits which may at any time be in, under or over the Premises for the benefit of the remainder of the Building and any Adjoining Premises.

1.2 To create new Conduits

The right to create any new services or easements in, under or over the Premises for the benefit of the remainder of the Building and any Adjoining Premises and to connect into and use any existing Conduits in, under or over the Premises.

2. Building and Adjoining Premises

2.1 Rights to use Building and Adjoining Premises

The right to build, alter, clean, decorate, demolish, develop, rebuild, renew, repair and carry out any other works upon and otherwise use or deal with the remainder of the Building and any Adjoining Premises in such manner and for any purpose as the person exercising the right thinks fit.

2.2 Exercise of the rights

In exercising the rights in paragraph 2.1 the person doing so may:

(A) oversail cranes over the Premises for the duration of the works being carried out; and

(B) build on or into any external wall of the Premises; and

(C) erect scaffolding against any external wall of the Premises for the duration of the works being carried out

PROVIDED THAT the Landlord shall ensure that in the exercise of the rights referred to in paragraph 2.1 there is caused as little inconvenience or disturbance to the Tenant or any undertenant or other lawful occupier of the Premises as is reasonably practicable in the circumstances and that such exercise shall not prohibit or unreasonably interfere with or prevent the use of the Premises for the Authorised Use.

2.3No claims

The Tenant shall not be entitled to claim against the Landlord or any other person for any obstruction to the passage of light and air to the Premises or for any nuisance arising from the exercise of the rights in this paragraph 2.

3. Entry on to the Premises

3.1 Rights reserved

Subject to paragraph 3.2 below, the right to enter onto and remain upon the Premises with or without plant, machinery and equipment:

(A) to exercise the rights reserved in this schedule 3; and

(B) to carry out any works in respect of any easements or services benefiting the Premises, the remainder of the Building or any Adjoining Premises; and

(C) to view the state and condition of the Premises or the remainder of the Building including, where necessary, opening up any part of the floors, ceilings and walls of the Premises; and

(D) to remedy any breach of the Tenant's Covenants; and

(E) to carry out any repairs, decoration, cleaning or other works which should or may be carried out by the Landlord whether under this Lease or otherwise or in connection with the provision of the Services; and

(F) to carry out any repairs, decoration, cleaning or other works to the remainder of the Building and any Adjoining Premises; and

(G) in connection with any requirements of the insurers; and

(H) to value the Building whether for insurance purposes or otherwise; and

(I) to prepare for the disposal of the Landlord's interest in the Premises or the Building or, in the last six months of the Term, the re-letting of the Premises; and

(J) to affix on the exterior of the Premises notices for the sale of the Building or, in the last six months of the Term, the re-letting of the Premises so long as this does not create a material obstruction of the access of light and air to the Premises.

3.2 Exercise of the rights

On the exercise of any rights of entry on to the Premises, the person entering shall give reasonable prior notice to the Tenant unless the rights need to be exercised in an emergency, cause as little damage as reasonably possible and as little inconvenience as reasonably practicable in the exercise of the rights and make good any physical damage caused to the Premises and the Tenant's fixtures and fittings in the exercise of those rights.

4. Support

4.1 The right of support, shelter and protection from the Premises for the remainder of the Building and any Adjoining Premises.

5. Fire escapes

5.1 The right in common with the Tenant in cases of emergency only to use any fire escape routes within the Premises designated by the Landlord for use as a means of escape in case of fire.

6. Superior Leases

6.1 The rights excepted and reserved to the Superior Landlords pursuant to the Superior Leases to the extent they relate to the Premises.

SCHEDULE 4 : TITLE MATTERS

1. The entries in the property and charges registers of the title numbers set out in clause LR2.1 as existing at the date of this Lease.

SCHEDULE 5 : GUARANTEE PROVISIONS

1. Defined terms

1.1 In this schedule 5, unless the contrary intention appears:

"Event of Default" means:

(A) the disclaimer of this Lease by a trustee in bankruptcy or liquidator of the Tenant or by the Crown; or

(B) if the Tenant is a company, the Tenant is dissolved, struck off the register of companies or otherwise ceases to exist; or

(C) the ending of this Lease pursuant to clause 2.2.

"Guarantee" means any guarantee and indemnity given to the Landlord in accordance with the terms of this Lease by:

(A) the Tenant's Guarantor under clause 24.1; or

(B) the Tenant in accordance with clause 12.3(B)(1); or

(C) any guarantor or guarantors of an assignee of this Lease in accordance with clause 12.3(B)(2); or

(D) any guarantor of the Tenant in accordance with clause 12.3(D); or

(E) any guarantor or guarantors of an undertenant in accordance with clause 13.6; or

(F) any undertenant on an assignment of their underlease in accordance with paragraph 2.2(B) of Part 2 of schedule 6; or

(G) any other person in accordance with the terms of this Lease.

"Guarantor" means the party giving the Guarantee.

"New Lease" means a lease of the Premises:

(A) for a term of years commencing on the date of the Event of Default and expiring on the date upon which the Term would have expired; and

(B) reserving a yearly rent equal to the yearly rent reserved under this Lease at the date of the Event of Default; and

(C) containing rent a review date which occurs on the Review Date; and

(D) containing a rent review date on the first day of the term of the New Lease, but reviewing the yearly rent as at the date of the outstanding rent review, if there was an outstanding rent review under this Lease which had not been agreed or determined before the date of the Event of Default; and

(E) containing redecoration dates which occur on the dates upon which the Premises were to be redecorated under this Lease; and

(F) otherwise containing the same terms and conditions as this Lease.

"Obligations" means the obligations guaranteed by the Guarantor under its Guarantee.

"Principal" means the party who has responsibility for complying with the Obligations but excludes the Guarantor.

2. Effect of the Guarantee

2.1 Guarantee and indemnity

The Guarantor covenants with the Landlord as primary obligor, and not merely as guarantor, that the Obligations will be complied with and also as a separate obligation to indemnify the Landlord against any breach of them.

2.2 Claims

The Guarantor acknowledges to the Landlord that the Landlord may make any claim against the Guarantor without first making demand of the Principal or exercising any other rights or enforcing any other security or guarantee which it may have in respect of the Obligations.

2.3 Continuing guarantee

The Guarantor acknowledges to the Landlord that the Guarantee is a continuing guarantee and shall not be released or varied by:

(A) any Event of Default; or

(B) the surrender of any part of the Premises; or

(C) the variation of this Lease; or

(D) any concession, time, indulgence or release given by the Landlord to the Principal or any co-guarantor; or

(E) any other act or thing which would, but for this paragraph 2.3, release or vary the Guarantee.

3. Postponement of rights

3.1 Priority of claims

The Guarantor covenants with the Landlord that, unless and until all the Obligations have been complied with or otherwise discharged:

(A) the Guarantor shall not claim any rights of subrogation against the Principal, prove or claim in competition to the Landlord in any liquidation, bankruptcy, arrangement, scheme of arrangement, composition with creditors, receivership or administration of or concerning the Principal, or take any guarantee, indemnity or other security or other right from the Principal in respect of all or any of the liabilities of the Guarantor under this Lease; and

(B) any moneys which the Guarantor receives from any procedure or action of any of the kinds referred to in paragraph 3.1(A) shall be paid to the Landlord, and every guarantee, indemnity or other security or other right referred to in paragraph 3.1(A) shall be held on trust for the benefit of the Landlord.

3.2 Discharge conditional

The Guarantor acknowledges to the Landlord that, if any payment made by the Principal, Guarantor or any co-guarantor is ordered to be refunded under any law relating to bankruptcy, liquidation or insolvency, the Landlord may claim from the Guarantor as if such payment had not been made and any release, discharge or settlement between the Guarantor and the Landlord shall take effect subject to this condition.

3.3 Set-off, counterclaim and other deductions

The Guarantor covenants with the Landlord that the Guarantor shall make any payments due from it under the Guarantee in full, without any deduction or withholding by way of set-off, counterclaim, taxation or otherwise, except only those required by law, in which case the Guarantor shall pay such increased amount as is necessary to ensure that the Landlord receives, after all such deductions and withholdings, the full amount.

4. Event of Default

4.1 Landlord's rights

The Guarantor acknowledges to the Landlord that, at any time within the period of six months after the Landlord receives actual notice that an Event of Default has occurred, the Landlord may serve written notice on the Guarantor requiring the Guarantor to accept the grant of a New Lease as tenant. Where there is more than one Guarantor, the Landlord may serve the notice on any of them.

4.2 Guarantor's obligations

The Guarantor covenants with the Landlord that if the Landlord requires the Guarantor to accept the grant of a New Lease, the Guarantor shall:

(A) execute and deliver to any superior landlord a counterpart of any licence to underlet which may be required for the grant of the New Lease. The licence to underlet shall contain such covenants as may be properly required of the Guarantor as undertenant; and

(B) if required by the Landlord, do all things required for the purposes of validly excluding the provisions of ss24 to 28 (inclusive) of the 1954 Act (as amended by the Order) in relation to the New Lease; and

(C) if required by the Landlord, join in any application and do all things reasonably required for the purposes of authorising an agreement to exclude the operation of ss24 to 28 Landlord and Tenant Act 1954 in relation to the New Lease; and

(D) accept the grant of the New Lease and execute and deliver to the Landlord a counterpart of the New Lease; and

(E) pay the costs and disbursements of the Landlord's solicitors and other professional advisers on a full indemnity basis arising from the grant of the New Lease and the enforcement of the Guarantee together with any irrecoverable Value Added Tax incurred by the Landlord.

4.3 Effect of the grant of a New Lease

The Guarantor acknowledges to the Landlord that the grant of a New Lease shall not prejudice any rights of the Landlord against the Guarantor or any co-guarantor in respect of any liability under the Guarantee or any other guarantee or security held by the Landlord in respect of the Obligations in so far as that liability relates to any period prior to the date of the Event of Default.

4.4 No New Lease

The Guarantor covenants with the Landlord that if an Event of Default occurs and for any reason the Landlord does not require the Guarantor to accept the grant of a New Lease under paragraph 4.1, the Guarantor shall:

(A) pay to the Landlord on demand an amount equal to all sums which would have been payable under this Lease but for the Event of Default; and

(B) as a separate indemnity, indemnify the Landlord against the failure of the Tenant to comply with the Tenant's Covenants;

in each case for the period commencing on the date of the Event of Default and ending on the date six months after the Event of Default or, if earlier, the date upon which the Landlord re-lets the Premises.

SCHEDULE 6 : PROVISIONS FOR UNDERLETTING

PART 1 : TERMS OF THE UNDERLEASE

1. General terms

1.1 Except as required in this Part 1 of schedule 6, the Tenant shall grant each underlease on the same terms, including the right of re-entry, and subject to the same covenants and conditions as this Lease.

2. Fine or premium

2.1 No underlease shall be granted for a fine or premium.

3. Rents

3.1 Yearly rent

The rent payable shall be the rent reasonably obtainable for the Underlet Premises in the open market.

3.2 Rent review

Each underlease to be granted for a term exceeding 5 years shall contain provisions for the upwards only review of rent on each 5th anniversary of the term commencement date of the relevant underlease on the same terms as clause 5 with such amendments as the Landlord may approve, such approval not to be unreasonably withheld or delayed where the proposed amendments reflect the market practice at the date of the underlease.

3.3 Service charge rent

Each underlease shall contain provisions requiring the undertenant to pay by way of additional rent the whole (in the case of an underletting of whole) or a fair and proper proportion (in the case of an underletting of a Permitted Part) of the Service Charge payable by the Tenant under this Lease.

4. Underlease term

4.1 The term of the underlease shall expire no later than three days before the date on which the Term expires.

5. Tenant's Covenants

5.1 Each underlease shall contain a covenant by the undertenant to comply with the Tenant's Covenants, other than the payment of rent and, in the case of an underletting of a Permitted Part, to the extent only that they apply to the undertenant's use and occupation of the Underlet Premises.

6. Assignment and charging

6.1 Dealings with part

Each underlease shall contain an absolute prohibition on the undertenant assigning or charging part only of the Underlet Premises.

6.2 Dealings with the whole

Each underlease shall contain a covenant that the undertenant shall not assign or charge the whole of the Underlet Premises without the prior written consent of the Landlord and the Tenant, such consent not to be unreasonably withheld or delayed.

6.3 Terms for assignment

Each underlease shall contain restrictions on its assignment in the form set out in clause 12.

7. Subletting

7.1 Subletting of the whole

Each underlease shall contain an absolute prohibition on the undertenant subletting the whole of the Underlet Premises unless the Underlet Premises comprise the whole of the Premises, when the undertenant shall be entitled to sublet the whole of them by a sublease which excludes the provisions of ss24 to 28 (inclusive) of the 1954 Act.

7.2 Subletting of part

Each underlease shall contain an absolute prohibition on the undertenant subletting part only of the Underlet Premises.

7.3 Terms of subletting

Where permitted under this paragraph 7, each underlease shall contain:

(A) a covenant by the undertenant not to sublet the whole of the Underlet Premises without the prior written consent of the Landlord and the Tenant, such consent not to be unreasonably withheld or delayed; and

(B) provisions prohibiting the creation of any sublease of the whole of the Underlet Premises except by a sublease which complies with Part 1 of this schedule 6 but so that no subtenant of that undertenant can create any further subletting of the whole or any part of the premises sublet to them; and

(C) a covenant by the undertenant to procure that any permitted subtenant gives a covenant to the Landlord before the grant of any sublease on similar terms to the covenants set out in Part 2 of this schedule 6; and

(D) an absolute covenant by the subtenant not to assign part only of the Underlet Premises and a further covenant not to assign the whole of the Underlet Premises without the prior written consent of the Landlord, such consent not to be unreasonably withheld or delayed.

8. Sharing of occupation

8.1 Each underlease may contain provisions entitling the undertenant to share the occupation of the Underlet Premises with a Group Company of the undertenant on the same terms as those set out in clause 14.2.

PART 2 : UNDERTENANT'S COVENANTS

1. Defined terms

1.1 In Part 2 of this schedule 6, unless the contrary intention appears:

"Liability Period" means the period from and including the date the underlease is granted or assigned, as the case may be, until the date on which the undertenant or assignee, as the case may be, is released from its obligations to observe the Undertenant's Covenants under the 1995 Act.

"Undertenant's Covenants" mean the obligations to be complied with by the undertenant of any underlease.

2. To observe terms of this Lease, etc

2.1 Undertenant's Covenants

The undertenant shall comply with the Undertenant's Covenants and the Tenant's Covenants (except the covenant to pay rent and, in the case of an underlease of part, to the extent only that they apply to the Underlet Premises) during the Liability Period and indemnify the Landlord on a full indemnity basis against any breach of them occurring during that period.

2.2 Assignment

On any assignment of the underlease, the undertenant shall:

(A) procure that the assignee gives the Landlord a direct covenant on the terms of this paragraph 2; and

(B) give the Landlord an Authorised Guarantee Agreement guaranteeing that its assignee will comply with the Undertenant's Covenants and the Tenant's Covenants (except the covenant to pay rent and, in the case of an underlease of a Permitted Part, to the extent only that they apply to the Underlet Premises) from the date of the assignment until the date when the assignee is released from its obligations under the 1995 Act.

SCHEDULE 7 : SERVICES AND ITEMS OF EXPENDITURE

PART 1 : THE BUILDING SERVICES

  Inspecting, repairing, maintaining, decorating and, where appropriate, treating, cleaning, washing down, servicing and, when in the reasonable opinion of the Landlord necessary, altering, renewing, replacing and rebuilding:

  (A) the Retained Parts; and

  (B) all other plant, machinery and equipment and any Conduits which are not adopted as part of the public mains, except those which are the individual responsibility of the Tenant or any other tenant or occupier of the Building.

  Providing lighting to the Retained Parts where appropriate at such times as the Landlord reasonably considers necessary or desirable.

  Providing an emergency power supply to the Building as the Landlord may from time to time determine by means of the emergency generator forming part of the Services Systems.

  Providing a lift service in the Retained Parts at such times as the Landlord reasonably considers necessary or desirable.

  Providing a supply of hot and cold water to the lavatories in the Retained Parts at such times as the Landlord considers necessary or desirable.

  Providing Heat and air conditioning to the Retained Parts at such times as the Landlord considers necessary or desirable using and within the capacity of the existing Service Systems.

  Providing and installing in the main entrance to the Building and in such other places as the Landlord deems appropriate name-boards of such design, size and character as the Landlord shall determine.

  Providing security guards for the Retained Parts at such times as the Landlord may reasonably determine.

  Providing security systems for the Building including, without limitation, alarm systems, internal telephone systems, closed circuit television systems, and any traffic barriers, car park and traffic control and security systems.

  Procuring the disposal of refuse from the Building including its collection and compaction and the provision of receptacles and plant and equipment for these purposes.

  Cleaning the exterior of all windows and window frames in the Building, save where the responsibility of any particular tenant, and cleaning other external part of the Building and providing and maintaining facilities and equipment for these purposes.

  Implementing rodent or other pest control in the Building.

  Installing inspecting, maintaining, operating, repairing, and, as and when in the reasonable opinion of the Landlord necessary, renewing and replacing fire detectors, alarms, fire prevention and fighting equipment and systems in the Building.

PART 2 : THE OFFICE SERVICES

  Inspecting, repairing, maintaining, decorating and, where appropriate, treating, cleaning, washing down, servicing and, when in the reasonable opinion of the Landlord necessary, altering, renewing, replacing and rebuilding:

  (A) the Office Common Parts; and

  (B) such of the Services Systems as are intended to serve the office parts of the Building; and

  (C) all other plant, machinery and equipment and any Conduits which are not adopted as part of the public mains, except those which are the individual responsibility of the Tenant or any other tenant or occupier of the Building.

  Providing lighting to the Office Common Parts during Business Hours.

  Providing a lift service in the Office Common Parts during Business Hours.

  Providing a supply of hot and cold water to the lavatories in the Office Common Parts during Business Hours.

  Providing Heat and air conditioning to the Premises and the Office Common Parts at such times as the Landlord considers necessary or desirable using and within the capacity of the existing Service Systems.

  Providing and installing in the main entrance to the office part of the Building and in such other places as the Landlord deems appropriate name-boards of such design, size and character as the Landlord shall determine.

  Providing security guards for the Office Common Parts 24 hours a day seven days a week.

  Providing security systems for the Office Common Parts including, without limitation, alarm systems, internal telephone systems, closed circuit television systems, and any traffic barriers, car park and traffic control and security systems.

  Procuring the disposal of refuse from the Office Common Parts including its collection and compaction and the provision of receptacles and plant and equipment for these purposes.

  Cleaning the exterior canopy of the Building and providing and maintaining facilities and equipment for these purposes.

  Installing inspecting, maintaining, operating, repairing, and, as and when in the reasonable opinion of the Landlord necessary, renewing and replacing fire detectors, alarms, fire prevention and fighting equipment and systems in the Office Common Parts.

  Providing and maintaining any furniture architectural or ornamental features or murals and any horticultural displays plants and flowers in the Office Common Parts.

  Providing one or more commissionaires or receptionists in the ground floor entrance hall of the office part of the Building

  Maintaining a house internal telephone system within the Office Common Parts.

  Maintaining a house satellite system within the Office Common Parts.

  Providing musical and other entertainment in the ground floor entrance hall of the office part of the Building.

  Any other services relating to the office parts of the Building or any part of them which the Management Company from time to time reasonably considers appropriate and which shall be in keeping with the principles of good estate management.

PART 3 : THE CHP SERVICES

  Providing Heat to the Premises and maintaining, insuring, repairing and renewing (as necessary) and keeping in good working order the Heat Installations provided that there shall be no obligation to provide the Heat to the Premises if the Heat Charge or any part of it remains unpaid seven days from demand.

PART 4 : ITEMS OF EXPENDITURE

  The payment of all existing and future rates (including water rates), taxes, duties, charges, assessments, impositions and outgoings whatsoever payable in respect of all or any part of the Retained Parts.

  All payments whether direct or indirect to any local or other competent authority, person or body towards or in connection with the carrying out of all or any of the Services.

  The cost of compliance with any Statute or any directions or requirements or recommendations of any competent authority or of any insurers of the Building.

  The cost of abating any nuisance to the Building and the cost of removing any obstruction of the Building.

  The cost of taking any steps which the Landlord reasonably deems desirable or appropriate in making representations against or otherwise contesting the operation of the provisions of any Statute or any directions or requirements of a competent authority relating to the Retained Parts.

  The cost of maintenance and inspection contracts for the repair and maintenance of the Services Systems and any other plant, equipment and machinery in the Building and contracts for landscaping, planting and cultivation.

  The cost of inspecting, repairing, maintaining, renewing, replacing and, where appropriate, lighting, marking, decorating and cleaning roads, paths, yards, party walls, fences or other structures or any other easements or services or other areas used or available to be used in common by all or any of the occupiers of the Building and the occupiers of any Adjoining Premises.

  The cost of any policy or policies of insurance for insuring the Services Systems and any other plant, equipment and machinery in the Building against sudden and unforeseen damage and breakdown.

  The cost of any policy or policies of insurance for insuring against occupier's and third party liability insofar as the same relate to the delivery of the Services.

  The cost of any policy or policies of insurance for insuring loss of Service Charge following an Insurance Event.

  The costs of preparing, submitting and settling any insurance claim relating to the Building not charged under clause 7.4(D).

  The cost of carpeting, re-carpeting or otherwise covering such parts of the Office Common Parts as the Landlord shall from time to time reasonably consider desirable or appropriate.

  The cost of providing in the main entrance hall and lift lobbies of the Building desks, tables, chairs and other furniture and fittings.

  The cost of providing:

  (A) floodlighting for the Building; and

  (B) floral and other special or seasonal decorations for the office part of the Building; and

  (C) any plants, shrubs, trees or garden or grassed areas in the Building.

  The cost of the fuel, oil, gas, electricity or other energy supplies not included in the Heat Charge or the Energy Charge and needed in running or operating any of the Services or the Services Systems, except where provided for the exclusive use of a particular tenant or tenants.

  The cost of annual servicing and repair and maintenance charges in relation to the Heat Installations together with an element of cost to be kept in a specific reserve fund for the future renewal and replacement of the Heat Installations.

  The cost of small power to the Premises and the other Lettable Areas.

  Such proportion of the CRC Net Costs as is fairly and reasonably attributable to the Building.

  The cost of, where appropriate, toilet requisites and hygiene services in the lavatories in the Office Common Parts including the supply, maintenance, repair and renewal of receptacles, plant and equipment for these purposes.

  The cost of providing tenants and occupiers of the office parts of the Building with any of a help desk, call centre and/or information centre service.

  The cost of employing such staff and other personnel as the Landlord shall reasonably consider necessary or desirable for the carrying out of the Services or in connection with any of the other Items of Expenditure set out in this schedule 7, including:

  (A) the payment of fees, expenses, salaries, gratuities, bonuses, annuities, redundancy payments, pensions, pension contributions, social security and national insurance contributions and other statutory levies or emoluments in respect of such staff or personnel; and

  (B) the cost of providing uniforms, protective clothing, tools, appliances, materials and equipment for the proper performance of the duties of such staff or personnel; and

  (C) the cost of providing for such staff or personnel residential or other accommodation, including a management office, such cost to include (without limitation) all outgoings and all utility charges and the cost of repairs, renewals and redecoration in respect of such accommodation and the actual or a fair and reasonable notional rent for such accommodation.

  The fees, charges, expenses and commissions payable (on a full indemnity basis) to any solicitor, auditor, accountant, surveyor, valuer, architect, engineer, managing agent or other professional whom the Landlord and/or the Management Company may from time to time employ in connection with the maintenance or management of the Building including the cost of causing to be prepared and audited the Service Charge Statement.

  The Landlord's and/or the Management Company's own management and administration expenses and, where management of the Building is undertaken by the Landlord, the Management Company or any Group Company of the Landlord or the Management Company, a sum equal to ten per centum of Service Charge Expenditure in the Accounting Period by way of a management fee.

  The costs, on a full indemnity basis, of enforcing, or attempting to enforce:

  (A) any term, covenant or condition or exercising, or attempting to exercise, any right of re-entry contained in any lease, underlease, licence or agreement relating to all or any part of the Building unless for the non-payment of yearly rent; and

  (B) any warranty or other obligation owed to the Landlord, whether in contract or in tort, relating to the design or construction of the Building less any sums actually recovered by the Landlord from any third party on account of such costs.

  Interest, commission, banking charges and fees in respect of any moneys included in Service Charge Expenditure borrowed to finance the provision of any of the Services or the Items of Expenditure.

  The cost of providing any of the Services outside the Business Hours where the Landlord reasonably considers it appropriate to do so having regard to the level of occupation of the Building outside the Business Hours.

  The costs incurred by the Landlord in complying with the tenant covenants under the Superior Leases.

  The cost of any other works, facilities or services of any kind whatsoever which the Landlord reasonably considers necessary or desirable for the benefit of the Building or any part of it or the tenants or occupiers of the Building or in the interests of good estate management.

SCHEDULE 8 : PROVISIONS REFERRED TO IN CLAUSE 25

The Further Lease entered into pursuant to clause 25 will be on the same terms and conditions as this Lease except that:

  It will not contain provisions equivalent to clause 2.4, clause 25 and this schedule 8
  The Term to be described at clause LR6 will be "5 years from and including the Term Commencement Date to and including 21 June 2031"
  The entry at clause LR9.1 shall be deleted and replaced with "None".
  The definition of "Break Date" shall be deleted from the Particulars.
  The definition of "Principal Rent" in the Particulars will be the Principal Rent payable under this Lease as at the expiry of the Term (or if payment has been suspended or restricted the Principal Rent which would have been payable had there been no suspension or restriction) subject to review under clause 5.
  The definition of the "Rent Commencement Date" and the "Review Date" in the Particulars will be the Term Commencement Date.
  The definition of the "Term Commencement Date" in the Particulars will be 22 June 2026.
  The following new definition will be inserted into clause 1.1:

  "Previous Lease": The previous lease of the Premises dated 22 June 2016 between (1) AG Commercial St. I.B.V. (2) DXI Limited (3) 8x8 Inc. and (4) One Commercial Street Management Company Limited.

  Paragraph (E) in the definition of "Notional Lease" in clause 5.1 shall be deleted and replaced with the following:

  "(E) for a term equal to five years commencing on the Review Date; and"

  Paragraph (G) in the definition of "Notional Lease" in clause 5.1 shall be deleted and replaced with the following:

  "(G) otherwise on the terms of this Lease, as at the Review Date, but excluding this clause 5, the amount of the Principal Rent payable and any rent free period or period of reduced or concessionary rent, capital payment or any other inducement of whatever nature allowed or given to the Tenant at the commencement of or otherwise in relation to this Lease."

  Clause 20.2(D) shall be deleted and replaced with the following:

  "(D) reinstate all Alterations made to the Premises and restore the Premises to the state and condition in which the Tenant under the Previous Lease first took possession of them whether such works were carried out during or prior to the Term during the term of years granted by the Previous Lease by the Tenant, any undertenant or their respective predecessors in title (whether of this Lease or the Previous Lease)"

APPENDIX 1 : BASE BUILD SPECIFICATION

RELAY BUILDING

OUTLINE CATEGORY A SPECIFICATION

This specification has been prepared for the Landlord to outline the basebuild specification to the CAT A Office Fitout.

The specification is intended to be a description for the space for the purposes of a Lease. It is not intended to act as a detailed design or specification covering all aspects of the refurbishment and should be used as a general description.

The occupation density of the floor plates is 1 person per 8m2 (175 people) which reflects the Shell & Core Outline Specification.

1 FLOORING

  Part raised access floor system on 600 x 600mm accessible tiles left unfinished complete as part of the original basebuild works.

2 CEILINGS

  Exposed existing concrete ceiling soffit sealed with Keim protective sealant.

3 LIGHTING

  The office lighting is complete with a completely programmable and addressable lighting control system c/w presence detection and daylight dimming control.

  All Office luminaires utilise high frequency ballasts and low energy fluorescent and compact fluorescent or LED lamp sources in compliance with Part L of the Building Regulations.

  The lighting installation is in align with CIBSE LG3 and LG7 code of practice taking cognisance of areas with computer use.

  Emergency lighting provision will be via self-contained battery backup luminaires with 3hrs battery backup. The emergency lighting installation will provide emergency operation for 3 hours on mains or local circuit failure. The system shall be designed to BS5266 and EN1838.

  Emergency test facilities are located within the floor distribution cupboard.

4 WALL FINISHES

  Acoustic foam to the core walls around the office floor plates.

  RIMEX metal mirror effect panelling with back painted glass tiles to floor 5 of the office floor plate around the perimeter of the building. This was not installed to floors 1 - 4

  Plasterboard and painted finish to all other areas around the office floor plate.

  Black painted skirting and architraves

5 DOORS

  New doors were installed to the 5th floor. All doors leading to the lobbies and circulation space have been painted with good quality paint.

  Metal `corten' surrounds each of the doors entering the office floor plates.

6 SPRINKLER/FIRE PROTECTION

  Therefore the staircase sizes are 1335mm per stair for ST 2 and ST 3 and therefore capable of catering for a maximum occupancy of 175 persons per floor on the office levels.

  The is a Fire Service Access route between ST2 and ST3 at level 05 and level 06

  Fire service access to the office levels are generally via ST2 and the fire fighting lift associated with this core.

  Both ST2 and ST3 are provided with wet riser fire mains served by tanks and pumps in the basement.

  A fire management room is provided on ground level of the office entrance.

  Smoke ventilation is provided to office stair lobbies

  ST2 is provided with natural ventilation via a 3msq cross-sectional area shaft. AOV's are provided from the shaft at each level to the lobby.

  The ventilation system is linked with the fire detection and alarm system within the lobbies. Upon activation of the lobby fire alarm and detection system, the damper to the floor level affected opens and the damper to the top of the natural ventilation shaft opens to allow smoke ventilation from the lobby space. Dampers to all other floors are expected to close. It is understood that the ventilation system is commissioned to the completed floors.

  The mechanical ventilation system to the ST3 lobby is provided with duty and standby smoke extract fans which are located on the 7th floor roof space.

  The mechanical extract shaft is located within the riser (Riser 32) which is next to the stair. A duct connects the extract riser to the ST3 lobby on each level. This extract system along with the duct to the lobby at each level is fire rated ductworks. Fire dampers are fitted to the system at each floor level.

  A system of sprinkler protection is installed throughout all areas.

  Sprinkler heads are provided to achieve a design density of Ordinary Hazard Group II, in accordance with the requirements of British Standard 5306 Part 2 and the Landlord's insurance requirements.

  The base building fire alarm system provides coverage throughout all areas and shall comply with the requirements of British Standard 5839 Parts 1 LI standard.

  The base building public address system, which forms part of the fire alarm installation, provides the required audibility levels of 65dB(A) (or +5dB(A) above ambient noise levels) in all areas.

7 MECHANICAL

(A)           Ventilation

  Fresh air is supplied evenly around the office floor plate. Fresh air is delivered to the back of the fan coil units, with the termination stopping 150mm short of the fan coil intake. Volume control dampers are provided to facilitate the full commissioning of the primary air system.

  Extract is provided by bell mouths terminating adjacent to each of the two ventilation risers. This doubles up as smoke clearance ventilation for the office floor plates

  Fresh air is provided at a rate of 10l/s/person for the designed occupancy with an occupation utilization of 93%.

(B)           Heating & Cooling

  Heating and cooling is provided by 4-pipe fan coils to the guide lines with in the British Council for Offices criteria. The fan coils are exposed and where possible they shall be selected to meet the design duty when running at low speed.

  Perimeter FCUs are c/w heating and cooling coils. Internal FCU's are c/w cooling coils only.

  Each FCU is provided with local controller, isolation valves, flushing valves, flushing bypass, strainers, regulation/ commissioning valves and 3-port control valves linked to the BMS.

  2no UPVC condensate drainage mains complete with branches from each FCU are taken to the central drainage.

  Energy meters are provided for each CHW and LTHW service. These are linked to the Landlords central billing system.

8 ELECTRICAL

  No below floor power distribution is provided. There is sufficient power available from 2 statutory meters, one located in the north riser and the other in the south riser. Each supply is 102kVA.

9 STATUTORY SIGNS/TENANT SIGNS

  Internal signs shall comply with statutory requirements and the landlords base build specification signage.

10 WINDOW COVERING

  N/A

11 PASSENGER LIFT LOBBY

  Walls finished with mirror panelling with stainless steel trim

  Floor finished with stone tiling

  Recessed linear lighting with PIR control

  Access Control to office doors

12 DESIGN CRITERA

The design criteria for the base build mechanical services installations are as follows:-

a. External Design Conditions

Summer 28°Cdb, 22°wb

Winter -4°C db, 100% saturated

Heat Rejection 34°C db, 21°C wb

b. Internal Comfort Conditions

Offices Fan coil solution

Summer 24°C db + 2°C

Winter 21°C db + 2°C

c. Fresh Air Quantities

10l/s/person for offices

d. Supply Air Quantity

Offices 10l/s/person for offices

e. Smoke Exhaust

Office     3 air changes on fire initiation with override control by the Fire Brigade to 6 air changes per hour mechanical exhaust. System sized to exhaust the single largest floor.

f. Load Densities for Cooling

In addition to the solar and transmission loads the air conditioning equipment will be designed to meet the following internal loads.

Offices: Lighting 12W/m2

g. Small Power

Offices at risers 25 W/m2

h. Noise and Vibration Control

The base-building will be designed to achieve the following limiting noise levels, from engineering services installations, when the office fit-out is installed.

Area Noise level

Open plan offices NR38

All noise levels quoted above are applicable when the base building plant is running under normal operation and greater than 1m from an enclosing surface (floor, wall or ceiling).

The above figures do not include noise breakout from standby generators and other emergency plant.

The design criteria for the electrical services installations are as follows:-

Load Densities:

Lighting 12 watts/m2

Sockets and Small Power 25 watts/m2

Lighting Levels:
Room or Area	Illumination level (Lux)	Uniformity
General Circulation Corridors	200	0.8
Stairs	150
WC's	150
Offices	350-400	0.8 at task plane/workstations
General Stores	100
Risers	200
Reception , Break out areas	200-500	0.8
Reception Desk	300	0.8
Emergency Lighting	BS5266	BS5266

13 FIXTURES AND FITTINGS (5th floor only)

  New Belfast sinks

  New wall mounted 3 hole basin trap

  New soap dispensers, toilet brush and double toilet roll holders

  Back to wall WC, Ideal Standard

  Back to wall Urinal, Duravit

  Compact flushing devise

  New mirrors over each hand basin with pre-made cut mirrors to create window affect

EXECUTED AS A DEED on behalf of
AG COMMERCIAL ST. I.B.V. a
company incorporated in the Netherlands
by Eurostrat Netherlands Manager, L.L.C.,
Jean-Baptiste Garcia and Robert Tieskens
being persons who, in accordance with
the laws of that territory, are acting
under the authority of the company

) ) ) ) ) ) ) )

..................................

Name: Eurostrat Netherlands Manager, L.L.C., Director

..................................

Name: Jean-Baptiste Garcia, Director

..................................

Name: Robert Tieskens, Director

EXECUTED as a deed by
DXI LIMITED acting by

, a director, in the
presence of:

Signature of witness:
Name of witness:
Address of witness:
Occupation of witness:

EXECUTED as a deed by
8X8, INC. acting by

, an officer, in the
presence of:

Signature of witness:
Name of witness:
Address of witness:
Occupation of witness:

EXECUTED as a deed by
ONE COMMERCIAL STREET
MANAGEMENT COMPANY
LIMITED acting by

..........................

Director

, a director, in the
presence of:

Signature of witness: ..........................

Name of witness: ..........................

Address of witness: ..........................

..........................

..........................

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Occupation of witness: ..........................